EXHIBIT (g)(1)

AMENDED AND RESTATED

MASTER CUSTODIAN AGREEMENT

between

EATON VANCE FUNDS

and

STATE STREET BANK and TRUST COMPANY

TABLE OF CONTENTS

1.

Definitions

1

2.

Appointment of Custodian and Property to be Held by It

5

3.

Duties of the Custodian with Respect to Property of the Fund ……………………………………

5

A.  Safekeeping and Holding of Property

5

B.  Delivery of Securities and Other Non-Cash Assets

6

C.  Registration of Securities

8

D.  Bank Accounts

8

E.  Payments for Interests, or Increases in Interests, in the Fund……………………..………….

9

F.  Investment and Availability of Federal Funds

9

G.  Collections

9

H.  Payment of Fund Monies

10

I.   Liability for Payment in Advance of Receipt of Securities Purchased

11

J.

Payments for Redemptions of Shares of the Fund………………………..

12

K.  Appointment of Agents by the Custodian

12

L.   Deposit of Fund Portfolio Securities in Securities Systems……………….…………………

12

M.  Deposit of Fund Commercial Paper in an Approved Book-Entry System

for Commercial Paper……………….………………………………………………………

14

N.  Segregated Account

16

O.  Ownership Certificates for Tax Purposes

16

P.   Proxies

16

Q.  Communications Relating to Fund Portfolio Securities

16

R.  Exercise of Rights; Tender Offers

17

S.  Interest Bearing Call or Time Deposits

17

i

T.  Options, Futures Contracts and Foreign Currency Transactions……………………………

17

U.  Actions Permitted Without Express Authority

19

4.

Contractual Settlement Services (Purchases/Sales)

19

5.

Duties of Custodian with Respect to Books of Account and

Calculations of Net Asset Value

21

 6.

Records and Miscellaneous Duties

22

 7.

Opinion of Fund’s Auditors

22

 8.

Reports to Fund by Auditors

23

9.

Compensation and Expenses of Custodian

23

 10.

Other Matters

23

 11.

Persons Having Access to Assets of the Fund…………………………………………………...

24

12.

Effective Period and Termination; Successor Custodian……………………………………….

24

13.

Interpretive and Additional Provisions

25

14.

Notices

25

15.

Massachusetts Law to Apply

26

16.

Amendment

27

17.

Confidentiality

27

18.

Data Security

27

19.

Regulation GG

28

20.

Remote Access Services Addendum

28

21.

Shareholder Communications Election

28

22.

Reproduction of Documents

29

23.

Separate Series

29

24.

Adoption of the Agreement by the Fund

29

25.

Prior Contracts

29

ii

26.

Tax Law

30

Appendix A

A-1

Appendix B

B-1

Appendix C

C-1

Appendix D

D-1

iii

AMENDED AND RESTATED MASTER CUSTODIAN AGREEMENT

This Agreement is made as of September 1, 2013 between each investment company listed on Appendix A (as amended from time to time as provided herein), severally and not jointly, and State Street Bank and Trust Company (hereinafter called “Custodian”), a trust company established under the laws of Massachusetts with a principal place of business in Boston, Massachusetts.

Whereas, each of certain of the investment companies and Investors Bank & Trust Company (“IBT”) entered into one of several custodian agreements (as amended, the “Original Agreements”);

Whereas, IBT merged with and into the Custodian, effective July 2, 2007, with the result that the Custodian served as custodian under the Original Agreements;

Whereas, upon the termination of the Original Agreements the investment companies requested the Custodian enter into a Master Custodian Agreement (the “2010 Agreement”) and the Custodian agreed to do so, notwithstanding that the 2010 Agreement was not identical to the form of custodian agreement customarily entered into by the Custodian as custodian, in order that the services provided to each investment company by the Custodian, as successor by merger to IBT, could continue to be provided to each investment company in a consistent manner;

Whereas, the parties now wish to amend and restate the 2010 Agreement as this Agreement;

Whereas, each such investment company is registered under the 1940 Act (unless otherwise noted on Appendix A) and has appointed the Custodian to act as custodian of its property and to perform certain duties, as more fully hereinafter set forth; and

Whereas, the Custodian is willing and able to act as each such investment company’s custodian, subject to and in accordance with the provisions hereof;

Now, therefore, in consideration of the premises and of the mutual covenants and agreements herein contained, each such investment company and the Custodian agree as follows:

1.

Definitions

Whenever used in this Agreement, the following words and phrases, unless the context otherwise requires, shall have the following meanings:

(a)  “1940 Act” shall mean the Investment Company Act of 1940, as amended.

(b)

“Approved Book-Entry System for Commercial Paper” shall mean a system maintained by the Custodian or by a Subcustodian hereof for the holding of commercial paper in book-entry form provided the Custodian has received Proper Instructions approving the participation by the Fund in such system.

(c)  “Approved Clearing Agency” shall mean (i) DTC, and (ii) any other domestic clearing agency registered with the Securities and Exchange Commission under Section 17A of the Securities Exchange Act of 1934 which acts as a securities depository but only, in the case of (ii), if the Custodian has received Proper Instructions approving such clearing agency as a securities depository for the Fund.

(d)

“Board” shall mean the board of trustees or other governing body or entity of the Fund.

(e)  “Country Risk” shall mean all factors reasonably related to the systemic risk of holding Foreign Assets in a particular country including, but not limited to, such country’s political environment, economic and financial infrastructure (including any Eligible Securities Depository operating in the country), prevailing or developing custody and settlement practices, and laws and regulations applicable to the safekeeping and recovery of Foreign Assets held in custody in that country.

(f)

“CP System Account” has the meaning contained in Paragraph M of Section 3 hereof.

(g)

“Custodied Assets” shall mean all property held by the Custodian for the Fund pursuant to Section 2 hereof.

(h)

“DTC “ shall mean The Depository Trust Company, a clearing agency registered with the Securities and Exchange Commission under Section 17A of the Securities Exchange Act of 1934 which acts as a securities depository and which has been specifically approved as a securities depository for the Fund pursuant to Proper Instructions.

(i)  “Eligible Foreign Custodian” has the meaning set forth in section (a)(1) of Rule 17f-5, including a majority-owned or indirect subsidiary of a U.S. Bank (as defined in Rule 17f-5), a bank holding company meeting the requirements of an Eligible Foreign Custodian  (as set forth in Rule 17f-5 or by other appropriate action of the SEC), or a foreign branch of a Bank (as defined in Section 2(a)(5) of the 1940 Act) meeting the requirements of a custodian under Section 17(f) of the 1940 Act; the term does not include any Eligible Securities Depository.

(j)  “Eligible Securities Depository” has the meaning set forth in section (b)(1) of Rule 17f-7.

(k)

“Federal Book-Entry System” shall mean the book-entry system referred to in Rule 17f-4(c)(6)(ii) under the 1940 Act for United States and federal agency securities (i.e., as provided in Subpart B of 31 CFR Part 357 or book-entry  systems operated pursuant to comparable regulations of other federal agencies).

(l) “Foreign Assets” means any of the Fund’s investments (including foreign currencies) for which the  primary market is outside the United States and such cash and cash equivalents as are reasonably necessary to effect the Fund’s transactions in such investments.

(m)  “Foreign Custody Manager” has the meaning set forth in section (a)(3) of Rule 17f-5.

(n)  “Foreign Securities System” means an Eligible Securities Depository listed on Schedule B to Appendix B hereto.

(o)  “Foreign Sub-Custodian” means an Eligible Foreign Custodian.

(p)  “Fund” shall mean (i) with respect to each investment company listed on Appendix A as to which no separate and distinct series of shares or interests is listed on Appendix A, each such investment company, and (ii) with respect to each investment company listed on Appendix A as to which one or more separate and distinct series of shares or interests are listed on Appendix A, each such investment company on behalf of such separate and distinct series, in each such case under clauses (i) and (ii) severally and not jointly.  For the avoidance of doubt, all Portfolios, Public Funds and Private Funds (each as defined herein) constitute “Funds” or “the Fund” for purposes of this definition, except as otherwise provided for in paragraph 1 of Section A of Appendix B.

(q)  “Investment Adviser” shall mean, with respect to any Fund, the investment adviser or sub-investment adviser to the Fund, as identified on Appendix A.

(r)  “Portfolio” shall mean a Fund that is classified as a partnership for federal income tax purposes and is registered under the 1940 Act;

(s) “Principal Underwriter” shall mean, with respect to any Fund, the duly appointed principal underwriter or placement agent of the Fund (if any).

(t)  “Private Fund” shall mean a Fund that is not registered under the Securities and Exchange Act of 1933, as amended or the 1940 Act.

(u)  “Proper Instructions.”  The Custodian shall be deemed to have received “Proper Instructions” in respect of any of the matters referred to in this Agreement upon receipt of written or facsimile instructions signed by such one or more person or persons as the Board, or the Investment Adviser, shall have from time to time authorized to give the particular class of instructions in question.  Electronic instructions for the purchase and sale of securities which are transmitted by the Investment Adviser to the Custodian through the Eaton Vance equity trading system and the Eaton Vance fixed income trading system shall be deemed to be “Proper Instructions”; the Fund shall cause all such instructions to be confirmed in writing.  Different persons may be authorized to give instructions for different purposes.  An officer’s certificate may be accepted by the Custodian as conclusive evidence of the authority of any such person to act and may be considered as in full force and effect until receipt of written notice to the contrary.  Such instructions may be general or specific in terms and, if so specified, may be standing or continuing instructions.  Unless the resolution delegating authority to any person or persons to give a particular class of instructions specifically requires that the approval of any person, persons or committee shall first have been obtained before the Custodian may act on instructions of that class, the Custodian shall be under no obligation to question the right of the person or persons giving such instructions in so doing.  Oral instructions will be considered “Proper Instructions” if the Custodian reasonably believes them to have been given by a person authorized to give such instructions with respect to the transaction involved.  The Fund shall cause all oral instructions to be confirmed in writing.  The Fund authorizes the Custodian to tape record any and all telephonic or other oral instructions given to the Custodian.  “Proper

Instructions” also may include communications utilizing access codes and effected directly between electromechanical or electronic devices or by such other means and utilizing such intermediary systems and utilities as may be agreed from time to time by the Custodian and the Fund, provided that the instructions are received in accordance with security procedures agreed to from time to time by the Fund and the Custodian including, but not limited to, the security procedures selected by the Fund via the form of Funds Transfer Agreement attached as Appendix D hereto.  In performing its duties generally, and more particularly in connection with the purchase, sale and exchange of securities made by or for the Fund, the Custodian may take cognizance of the provisions of the governing documents and registration statement or other offering document of the Fund as the same may from time to time be in effect (and resolutions or proceedings of the holders of interests in the Fund or the Board), but, nevertheless, except as otherwise expressly provided herein, the Custodian may assume unless and until notified in writing to the contrary that so-called Proper Instructions received by it are not in conflict with or in any way contrary to any provisions of such governing documents and registration statement or other offering document, or resolutions or proceedings of the holders of interests in the Fund or the Board.

(v)  “Public Fund” shall mean a Fund that is registered under the Securities Act of 1933, as amended, and the 1940 Act.

(w)  “Redemption” shall mean any redemption or repurchase by the Fund or its Principal Underwriter of Shares of a Public Fund or any redemption of Shares, Share reduction or withdrawal by a Shareholder of a Portfolio or Private Fund.

(x)  “Rule 17f-5” shall mean Rule 17f-5 promulgated under the 1940 Act.

(y)  “Rule 17f-7” means Rule 17f-7 promulgated under the 1940 Act.

(z)  “Securities System” means the Federal Book Entry System and any Approved Clearing Agency.

(aa)  “Securities System Account” has the meaning contained in Paragraph L of Section 3 hereof.

(bb)  “Share” shall mean a share of beneficial interest of a Public Fund or an investor interest in a Portfolio or a Private Fund;

(cc)  “Shareholder” shall mean a shareholder of a Public Fund or an interest holder in a Portfolio or a Private Fund;

(dd)  “Subcustodian” shall mean a Subcustodian designated in accordance with Section 2 of this Agreement;

(ee) “Transfer Agent” shall mean the duly appointed transfer agent for the Fund.

(ff) “Tri-Party Custodian” shall mean a custodian appointed by a Fund, and communicated to the Custodian from time to time by Proper Instructions, to hold securities and cash in connection with tri-party repurchase agreements.

(gg)  “Vote,” when used with respect to the Board or the Holders of Interests in the Fund, shall mean a vote, resolution, consent, proceeding and other action taken by the Board or Shareholders in accordance with the Fund’s governing documents.

2.

Appointment of Custodian and Property to be Held by It

The Fund hereby appoints and employs the Custodian as its custodian in accordance with and subject to the provisions hereof, and the Custodian hereby accepts such appointment and employment.  Except to the extent that the Fund holds assets directly in accordance with Rule 17f-2 under the 1940 Act, holds assets directly with a Securities System in accordance with Rule 17f-4(b), or determines to maintain assets relating to repurchase agreements with a Tri-Party Custodian, the Fund may deliver to the Custodian all securities, participation interests, cash and other assets owned by it, and all payments of income, payments of principal and capital distributions and adjustments received by it with respect to all Custodied Assets owned by the Fund from time to time, and the cash received by it from time to time.  The Custodian shall not be responsible for any property of the Fund held by the Fund and not delivered by the Fund to the Custodian.  In response to a request from the Custodian, the Fund will also deliver to the Custodian copies of its currently effective governing documents, registration statement or other offering document and placement agent agreement with its placement agent, together with such resolutions, and other proceedings of the Fund as may be necessary for or convenient to the Custodian in the performance of its duties hereunder.

Upon receipt of Proper Instructions, the Custodian may from time to time employ one or more Subcustodians located in the United States to perform such acts and services upon such terms and conditions as shall be approved from time to time by the Board, provided, however, that to the extent that the Custodian utilizes an “ intermediary custodian” pursuant to Rule 17f-4, any such intermediary custodian shall be required, at a minimum, to exercise due care in accordance with reasonable commercial standards in discharging its duty as a securities intermediary to obtain and maintain financial assets corresponding to the security entitlements of its entitlement holders.  Any such Subcustodian so employed by the Custodian shall be deemed to be the agent of the Custodian, and the Custodian shall remain primarily responsible for the securities, participation interests, cash and other property of the Fund held by such Subcustodian.  The Custodian may place and maintain the Fund’s Foreign Assets in accordance with the applicable provisions of Appendix B hereto.

3.

Duties of the Custodian with Respect to Property of the Fund

The provisions of this Section 3 shall apply to the duties of the Custodian with respect to property of the Fund to be held in the United States, except that Sections 3.T.3 and 3.U also shall apply to property of the Fund held outside the United States.  Appendix B to the Agreement shall otherwise govern (i) the responsibilities of the Custodian as Foreign Custody Manager of the Fund and (ii) the duties of the Custodian with respect to property of the Fund held outside the United States.

A.

Safekeeping and Holding of Property  The Custodian shall keep safely all property of the Fund and on behalf of the Fund shall from time to time receive delivery of Fund property for safekeeping.  The Custodian shall hold, earmark and segregate on its books and records for the account of the Fund all property of the Fund, including all Custodied Assets of the Fund (1) physically held by the Custodian, (2) held by any Subcustodian or by any agent referred to in Paragraph K hereof, (3) held by or maintained in a Securities System, and (4) held by the Custodian or by any Subcustodian and maintained in any Approved Book-Entry System for Commercial Paper.  The Custodian will treat the Fund as entitled to exercise the voting and other rights that comprise all such property.

B.

Delivery of Securities and Other Non-Cash Assets The Custodian shall release and deliver Custodied Assets, other than cash, owned by the Fund held (or deemed to be held) by the Custodian or maintained in a Securities System account or in an Approved Book-Entry System for Commercial Paper account only upon receipt of Proper Instructions, and only in the following cases:

1)

Upon sale of such Custodied Assets for the account of the Fund in accordance with customary or established market practices and procedures, including, without limitation, delivery to the purchaser thereof or to a dealer therefor (or an agent of such purchaser or dealer) against expectation of receiving later payment therefor; if delivery is made in Boston or New York City, payment therefor shall be made in accordance with generally accepted clearing house procedures or by use of Federal Reserve Wire System procedures; if delivery is made elsewhere payment therefor shall be in accordance with the then current “street delivery” custom or in accordance with such procedures agreed to in writing from time to time by the parties hereto; if the sale is effected through a Securities System, delivery and payment therefor shall be made in accordance with the provisions of Paragraph L hereof; if the sale of commercial paper is to be effected through an Approved Book-Entry System for Commercial Paper, delivery and payment therefor shall be made in accordance with the provisions of Paragraph M hereof; for the purposes of this subparagraph, the term “sale” shall include the disposition of a portfolio security (i) upon the exercise of an option written by the Fund and (ii) upon the failure by the Fund to make a successful bid with respect to a portfolio security, the continued holding of which is contingent upon the making of such a bid;

2)

Upon the receipt of payment in connection with any repurchase agreement or reverse repurchase agreement relating to such securities and entered into by the Fund or upon the sale or other delivery of securities to a Tri-Party Custodian as a free delivery, provided that applicable Proper Instructions shall set forth (a) the securities to be delivered, and (b) the person or persons to whom delivery shall be made;

3)

To the depository agent in connection with tender or other similar offers for portfolio securities of the Fund;

4)

To the issuer thereof or its agent when such securities or participation interests are called, redeemed, retired or otherwise become payable; provided that, in any such case, the cash or other consideration is to be delivered to the Custodian or any Subcustodian;

5)

To the issuer thereof, or its agent, for transfer into the name of the Fund, the Custodian or into the name of any nominee of the Custodian or into the name or nominee name of any agent appointed pursuant to Paragraph K hereof or into the name or nominee name of any Subcustodian; or for exchange for a different number of bonds, certificates or other evidence representing the same aggregate face amount or number of units; provided that, in any such case, the assets to be custodied are to be delivered to the Custodian or any Subcustodian;

6)

To the broker selling the same for examination in accordance with the “street delivery” custom; provided that the Custodian shall adopt such procedures as the Fund from time to time shall approve to ensure their prompt return to the Custodian by the broker in the event the broker elects not to accept them;

7)

For exchange or conversion pursuant to any plan of merger, consolidation, recapitalization, reorganization or readjustment of the securities of the issuer of such securities, or pursuant to provisions for conversion of such securities, or pursuant to any deposit agreement; provided that, in any such case, the new securities and cash, if any, are to be delivered to the Custodian or any Subcustodian;

8)

In the case of warrants, rights or similar securities, the surrender thereof in connection with the exercise of such warrants, rights or similar securities, or the surrender of interim receipts or temporary securities for definitive securities; provided that, in any such case, the new securities and cash, if any, are to be delivered to the Custodian or any Subcustodian;

9)

For delivery in connection with any loans of securities made by the Fund (such loans to be made in accordance with the terms of the Fund’s agreement with the borrower or the Fund’s securities lending agent and any limitations set forth in the Fund’s current registration statement or other offering document), but only against receipt of adequate collateral as agreed upon from time to time by the Fund, which may be in the form of cash , obligations issued by the United States government, its agencies or instrumentalities or such other assets as may be approved by the Fund in accordance with applicable law; except that in connection with any securities loans for which collateral is to be credited to the Custodian’s account in the book-entry system authorized by the U.S. Department of the

Treasury, the Custodian will not be held liable or responsible for the delivery of securities loaned by the Fund prior to the receipt of such collateral;

10)

For delivery as security in connection with any borrowings by the Fund requiring a pledge or hypothecation of assets by the Fund, provided, that the Custodied Assets shall be released only upon payment to the Custodian of the monies borrowed, except that in cases where additional collateral is required to secure a borrowing already made, further Custodied Assets may be released for that purpose;

11)

When required for delivery in connection with any Redemption of Shares in accordance with the provisions of Paragraph J hereof;

12)

In connection with trading options, futures contracts, options on futures contracts, swap agreements or other derivatives, including delivery as original margin and variation margin;

15)

For any other proper corporate purpose, but only upon receipt of Proper Instructions specifying (A) the securities to be delivered and (B) the person or persons to whom delivery of such securities shall be made.

C.

Registration of Securities  Securities held by the Custodian (other than bearer securities) for the account of the Fund shall be registered in the name of the Fund or in the name of any nominee of the Fund or of any nominee of the Custodian, or in the name or nominee name of any agent appointed pursuant to Paragraph K hereof, or in the name or nominee name of any Subcustodian, or in the name or nominee name of a Securities System or Approved Book-Entry System for Commercial Paper; provided, that securities are held in an account of the Custodian or of any such agent or of such Subcustodian containing only assets of the Fund or only assets held by the Custodian or such agent or such Subcustodian as a custodian or subcustodian or in a fiduciary capacity for customers.  All certificates for securities accepted by the Custodian or any such agent or Subcustodian on behalf of the Fund shall be in “street” or other good delivery form or shall be returned to the selling broker or dealer who shall be advised of the reason thereof.

D.

Bank Accounts  The Custodian shall open and maintain a separate bank account or accounts in the name of the Fund, subject only to draft or order by the Custodian acting pursuant to the terms of this Agreement, and shall hold in such account or accounts, subject to the provisions hereof, all cash received by it from or for the account of the Fund other than any cash maintained by the Fund in a bank account established and used in accordance with Rule 17f-3 under the 1940 Act.  Funds held by the Custodian for the Fund may be deposited by the Custodian to its credit as custodian in the Banking Department of the Custodian or in such other banks or trust companies as the Custodian may in its discretion deem necessary or desirable; provided, however, that every such bank or trust company shall be qualified to act as a custodian under the 1940 Act and that each such bank or trust company and the funds to be deposited with each such bank or trust company shall be approved in writing by two officers of the Fund.  Such funds shall be deposited by the Custodian in its capacity as Custodian and shall be subject to withdrawal only by the Custodian in that capacity.

E.

Payments for Interests, or Increases in Interests, in the Fund  The Custodian shall make appropriate arrangements with the Transfer Agent or Principal Underwriter, as appropriate, to enable the Custodian to make certain it promptly receives the cash or other consideration due to the Fund as payment for Shares in accordance with the governing documents and registration statement or other offering documents of the Fund.  The Custodian will provide prompt notification to the Fund of any receipt by it of such payments.

F.

Investment and Availability of Federal Funds  Upon agreement between the Fund and the Custodian, the Custodian shall, upon the receipt of Proper Instructions, invest all federal funds received after a time agreed upon between the Custodian and the Fund in such securities and instruments as may be set forth in such instructions on the same day as received; and make federal funds available to the Fund as of specified times agreed upon from time to time by the Fund and the Custodian in the amount of checks received in payment for Shares of the Fund which are deposited into the Fund’s account.

G.

Collections  The Custodian shall promptly collect all income and other payments with respect to registered securities held hereunder to which the Fund shall be entitled either by law or pursuant to custom in the securities business, and shall promptly collect all income and other payments with respect to bearer securities if, on the date of payment by the issuer, such securities are held by the Custodian or agent.  The Custodian shall credit income to the Fund as such income is received or in accordance with Custodian’s then current payable date income schedule.  Any credit to the Fund in advance of receipt may be reversed when the Custodian determines that payment will not occur in due course and the Fund may be charged at the Custodian’s applicable rate for time credited.  The Custodian shall do all things necessary and proper in connection with such prompt collections.

The Custodian shall notify the Fund as soon as reasonably practicable whenever income due on any Custodied Asset is not promptly collected.  In any case in which the Custodian does not receive any due and unpaid income after it has made demand for the same, it shall immediately so notify the Fund in writing, enclosing copies of any demand letter, any written response thereto, and memoranda of all oral responses thereto and to telephonic demands, and await instructions from the Fund; the Custodian shall in no case have any liability for any nonpayment of such income provided the Custodian meets the standard of care set forth in Section 10 hereof.  The Custodian shall not be obligated to take legal action for collection unless and until reasonably indemnified to its satisfaction.

The Custodian shall also receive and collect all stock dividends, rights and other items of like nature, and deal with the same pursuant to Proper Instructions relative thereto.

H.

Payment of Fund Monies  Upon receipt of Proper Instructions, the Custodian shall pay out monies of the Fund in the following cases only:

1)  Upon the purchase of securities, participation interests, options, futures contracts, forward contracts, options on futures contracts and other instruments purchased for the account of the Fund but only (a) in accordance with customary or established market practices and procedures, including, without limitation, delivering money to the seller thereof or to a dealer therefor (or an agent for such seller or dealer) against expectation of receiving later delivery of

(i) such securities registered as provided in Paragraph C hereof or in proper form for transfer or

(ii) Proper Instructions signed by an officer of the Fund regarding the participation interests to be purchased or

(iii) written confirmation of the purchase by the Fund of the options, futures contracts, forward contracts or options on futures contracts or other instruments by the Custodian (or by a Subcustodian or by a clearing corporation of a national securities exchange of which the Custodian is a member or by any bank, banking institution or trust company doing business in the United States or abroad which is qualified under the 1940 Act to act as a custodian and that has been designated by the Custodian as its agent for this purpose or by the agent specifically designated in such instructions as representing the purchasers of a new issue of privately placed securities); (b) in the case of a purchase effected through a Securities System, upon receipt of the securities by the Securities System in accordance with the conditions set forth in Paragraph L hereof; (c) in the case of a purchase of commercial paper effected through an Approved Book-Entry System for Commercial Paper, upon receipt of the paper by the Custodian or Subcustodian in accordance with the conditions set forth in Paragraph M hereof; or (d) in the case of repurchase agreements entered into between the Fund and a counterparty (which may be the Custodian or another bank or a broker-dealer), against receipt by the Custodian of the securities underlying the repurchase agreement either in certificate form or through an entry crediting the Custodian’s segregated, non-proprietary account at the Federal Reserve Bank of

Boston or another approved clearing agency or Sub-Custodian with such securities along with Proper Instructions;

2)

When required in connection with the conversion, exchange or surrender of securities owned by the Fund as set forth in Paragraph B hereof;

3)

When required for the Redemption of Shares of the Fund in accordance with the provisions of Paragraph J hereof;

4)

For the payment of any expense or liability incurred by the Fund, including but not limited to the following payments for the account of the Fund:  advisory fees, distribution plan payments (if any), interest, taxes, management compensation and expenses, accounting, transfer agent and legal fees, and other operating expenses of the Fund whether or not such expenses are to be in whole or part capitalized or treated as deferred expenses;

5)

For distributions or payment to Shareholders declared or made pursuant to the governing documents of the Fund or as authorized by the Board;

6)

For payment of an amount equal to the amount of any dividends or interest received in respect of securities sold short;

7)

In connection with the borrowing or lending of securities;

8)

The Custodian may repay any Fund borrowing against redelivery to it of the securities pledged or hypothecated therefor and surrender of the note or notes evidencing the loan (which need not be simultaneous unless so specified in such Proper Instructions);

9)

For delivery as initial or variation collateral or margin in connection with futures or options on futures contracts entered into by the Fund;

10)

Upon the purchase of domestic investments, including, without limitation, repurchase agreements involving delivery of Fund monies to a Tri-Party Custodian as a free delivery, provided that applicable Proper Instructions shall set forth (a) the amount of such payment and (b) the person(s) to whom such payment is made; and

11)

For any other proper corporate purpose, but only upon receipt of Proper Instructions specifying (A) the amount of such payment and (B) the person or persons to whom such payment is to be made.

I.

Liability for Payment in Advance of Receipt of Securities Purchased  In any and every case where payment for purchase of securities for the account of the Fund is made by the Custodian in advance of receipt of the securities purchased in the absence of Proper Instructions to so pay in advance, the Custodian shall be absolutely liable to the Fund for such securities to the same extent as if the securities had been received by the Custodian; except that in the case of a repurchase agreement entered into by the Fund with a bank which is a member of the Federal Reserve System, the Custodian may transfer funds to the account of such bank prior to the receipt of (i) the securities in certificate form subject to such repurchase agreement or (ii) written evidence that the securities subject to such repurchase agreement have been transferred by book-entry into a segregated non-proprietary account of the Custodian maintained with the Federal Reserve Bank of Boston or (iii) the safekeeping receipt, provided that such securities have in fact been so transferred by book-entry and the written repurchase agreement is received by the Custodian in due course.

J.

Payments for Redemptions of Shares of the Fund  From such funds as may be available for the purpose, the Custodian shall, upon receipt of Proper Instructions from the Fund or written instructions from the Fund’s Transfer Agent or Principal Underwriter, make funds and/or portfolio securities available for payment to Shareholders in the Fund who have caused the amount of their shares to be redeemed.

K.

Appointment of Agents by the Custodian  The Custodian may at any time or times in its discretion appoint (and may at any time remove) any other bank or trust company (provided such bank or trust company is itself qualified under the 1940 Act to act as a custodian) as the agent of the Custodian to carry out such of the duties and functions of the Custodian described in this Section 3 as the Custodian may from time to time direct; provided, however, that the appointment of any such agent shall not relieve the Custodian of any of its responsibilities or liabilities hereunder; and, as between the Fund and the Custodian, the Custodian shall be fully responsible for the acts and omissions of any such agent.  For the purposes of this Agreement, any property of the Fund held by any such agent shall be deemed to be held by the Custodian hereunder.

L.

Deposit of Fund Portfolio Securities in Securities Systems  The Custodian may deposit and maintain securities owned by the Fund in a Securities System, in each case only in accordance with applicable Federal Reserve Board and Securities and Exchange Commission and other regulatory guidance, and at all times subject to the following provisions:

(a)  The Custodian may (either directly or through one or more Subcustodians), keep securities of the Fund in a Securities System, provided that such securities are maintained in a non-proprietary account of the Custodian or such Subcustodian in the Securities System (the “Securities System Account”) which shall not include any assets of the Custodian or such Subcustodian or any other person other than assets held by the Custodian or such Subcustodian as a fiduciary, custodian, or otherwise for its customers.

(b)  The records of the Custodian with respect to securities of the Fund which are maintained in a Securities System shall identify by book-entry those securities belonging to the Fund, and the Custodian shall be fully and completely responsible for maintaining a recordkeeping system capable of accurately and currently stating the Fund’s holdings maintained in each such Securities System.

(c)  The Custodian shall pay for securities purchased in book-entry form for the account of the Fund only upon (i) receipt of notice or advice from the Securities System that such securities have been transferred to the Securities System Account, and (ii) the making of an entry on the records of the Custodian to reflect such payment and transfer for the account of the Fund.  The Custodian shall transfer securities sold for the account of the Fund only upon (i) receipt of notice or advice from the Securities System that payment for such securities has been transferred to the Securities System Account, and (ii) the making of an entry on the records of the Custodian to reflect such transfer and payment for the account of the Fund. Copies of each notice and advice from the Securities System of transfers of securities for the account of the Fund shall identify the Fund, be maintained for the Fund by the Custodian and be promptly provided to the Fund at its request.  The Custodian shall promptly send to the Fund confirmation of each transfer to or from the account of the Fund in the form of a written advice or notice of each such transaction, and shall furnish to the Fund copies of daily transaction sheets reflecting each day’s transactions in the Securities System for the account of the Fund on the next business day.

(d)  The Custodian shall promptly send to the Fund any report or other communication received or obtained by the Custodian relating to the accounting system, system of internal accounting controls or procedures for safeguarding securities deposited of any Securities System and any report or other communication relating to the Custodian’s internal accounting controls or procedures for safeguarding securities deposited in any Securities System.  The Custodian also shall ensure that any agent appointed pursuant to Paragraph K hereof or any Subcustodian shall promptly send to the Fund and to the Custodian any report or other communication relating to such agent’s or Subcustodian’s internal accounting controls and procedures for safeguarding securities deposited in any Securities System.  The Custodian’s books and records  relating to the Fund’s participation in each Securities System will at all times during regular business hours be open to the inspection of the Fund’s authorized officers, employees or agents.

(e)  The Custodian shall not act under this Paragraph L in the absence of Proper Instructions regarding the use of a particular Securities System; the Fund shall promptly notify the Custodian with Proper Instructions if the use of a Securities System is to be discontinued; at the request of the Fund, the Custodian will terminate the use of any such Securities System with respect to the Fund as promptly as practicable.

(f)  Anything to the contrary in this Agreement notwithstanding, the Custodian shall be liable to the Fund for any loss or damage to the Fund resulting from use of a Securities System by reason of any negligence, misfeasance or misconduct of the Custodian or any of its agents or Subcustodians or of any of its or their employees or from any failure of the Custodian or any such agent or Subcustodian to enforce effectively such rights as it may have against a Securities System or any other person; at the election of the Fund, it shall be entitled to be subrogated to the rights of the Custodian with respect to any claim against the Securities System or any other person which the Custodian may have as a consequence of any such loss or damage if and to the extent that the Fund has not been made whole for any such loss or damage.

M.

Deposit of Fund Commercial Paper in an Approved Book-Entry System for Commercial Paper  Upon receipt of Proper Instructions with respect to each issue of direct issue commercial paper purchased by the Fund, the Custodian may deposit and/or maintain direct issue commercial paper owned by the Fund in any Approved Book-Entry System for Commercial Paper, in each case only in accordance with applicable Federal Reserve Board, Securities and Exchange Commission and other regulatory guidance, and at all times subject to the following provisions:

(a)  The Custodian may (either directly or through one or more Subcustodians) keep commercial paper of the Fund in an Approved Book-Entry System for Commercial Paper, provided that such paper is issued in book entry form by the Custodian or Subcustodian on behalf of an issuer with which the Custodian or Subcustodian has entered into a book-entry agreement and provided further that such paper is maintained in a non-proprietary account (“CP System Account”) of the Custodian or such Subcustodian in an Approved Book-Entry System for Commercial Paper which shall not include any assets of the Custodian or such Subcustodian or any other person other than assets held by the Custodian or such Subcustodian as a fiduciary, custodian, or otherwise for its customers.

(b)  The records of the Custodian with respect to commercial paper of the Fund which is maintained in an Approved Book-Entry System for Commercial Paper shall identify by book-entry each specific issue of commercial paper purchased by the Fund which is included in the Approved Book-Entry System for Commercial Paper and shall at all times during regular business hours be open for inspection by authorized officers, employees or agents of the Fund.  The Custodian shall be fully and completely responsible for maintaining a recordkeeping system capable of accurately and currently stating the Fund’s holdings of commercial paper maintained in each such System.

(c)  The Custodian shall pay for commercial paper purchased in book-entry form for the account of the Fund only upon contemporaneous (i) receipt of notice or advice from the issuer that such paper has been issued, sold and transferred to the CP System Account, and (ii) the making of an entry on the records of the Custodian to reflect such purchase, payment and transfer for the account of the Fund.  The Custodian shall transfer such commercial paper which is sold, or cancel such commercial paper which is redeemed, for the account of the Fund only upon contemporaneous (i) receipt of notice or advice that payment for such paper has been transferred to the CP System Account, and (ii) the making of an entry on the records of the Custodian to reflect such transfer or redemption and payment for the account of the Fund. Copies of each notice, advice and confirmation of a transfer of commercial paper for the account of the Fund shall identify the Fund, be maintained for the Fund by the Custodian and be promptly provided to the Fund at its request.  The Custodian shall promptly send to the Fund confirmation of each transfer to or from the account of the Fund in the form of a written advice or notice of each such transaction, and shall furnish to the Fund copies of daily transaction sheets reflecting each day’s transactions in an Approved Book-Entry System for Commercial Paper for the account of the Fund on the next business day.

(d)  The Custodian shall promptly send to the Fund any report or other communication received or obtained by the Custodian relating to the accounting system, system of internal accounting controls or procedures for safeguarding commercial paper deposited in any Approved Book-Entry System for Commercial Paper and any report or other communication relating to the Custodian’s own internal accounting controls and procedures for safeguarding commercial paper deposited in any Approved Book-Entry System for Commercial Paper.  The Custodian shall also ensure that any agent appointed pursuant to Paragraph K hereof or any Subcustodian employed pursuant to Section 2 hereof shall promptly send to the Fund and to the Custodian any report or other communication relating to such agent’s or Subcustodian’s internal accounting controls and procedures for safeguarding securities deposited in any Approved Book-Entry System for Commercial Paper.

(e)  The Custodian shall not act under this Paragraph M in the absence of Proper Instructions regarding the use of a particular Approved Book-Entry System for Commercial Paper; the Fund shall promptly notify the Custodian with Proper Instructions if the use of an Approved Book-Entry System for Commercial Paper is to be discontinued; at the request of the Fund, the Custodian will terminate the use of any such System with respect to the Fund as promptly as practicable.

(f)  The Custodian (or Subcustodian, if the Approved Book-Entry System for Commercial Paper is maintained by the Subcustodian) shall issue physical commercial paper or promissory notes whenever requested to do so by the Fund or in the event of an electronic system failure which impedes issuance, transfer or custody of direct issue commercial paper by book-entry.

(g)  Anything to the contrary in this Agreement notwithstanding, the Custodian shall be liable to the Fund for any loss or damage to the Fund resulting from use of any Approved Book-Entry System for Commercial Paper

by reason of any negligence, misfeasance or misconduct of the Custodian or any of its agents or Subcustodians or of any of its or their employees or from any failure of the Custodian or any such agent or Subcustodian to enforce effectively such rights as it may have against an Approved Book-Entry System for Commercial Paper, the issuer of the commercial paper or any other person; at the election of the Fund, it shall be entitled to be subrogated to the rights of the Custodian with respect to any claim against the Approved Book-Entry System for Commercial Paper, the issuer of the commercial paper or any other person which the Custodian may have as a consequence of any such loss or damage if and to the extent that the Fund has not been made whole for any such loss or damage.

N.

Segregated Account  The Custodian shall upon receipt of Proper Instructions establish and maintain a segregated account or accounts for and on behalf of the Fund, into which account or accounts may be transferred Custodied Assets, including securities maintained in a Securities System Account or CP System Account by the Custodian pursuant to Paragraph L or M hereof, (i) which Proper Instructions shall be in accordance with the provisions of any agreement between the Fund and any registered broker-dealer (or futures commission merchant), relating to compliance with the rules of the Options Clearing Corporation and of any registered national securities exchange (or of the Commodity Futures Trading Commission or of any contract market or commodities exchange), any derivatives clearing organization, or of any similar organization or organizations, regarding escrow, margin or deposit or other collateral arrangements in connection with transactions by the Fund, (ii) for the purpose of segregating cash or government securities in connection with options  purchased, sold or written by the Fund or futures contracts or options thereon purchased or sold by the Fund, (iii) for the purposes of compliance by the Fund with the procedures required by Investment Company Act Release No. 10666, or any subsequent release or releases or other regulatory guidance of the Securities and Exchange Commission relating to the maintenance of segregated accounts by registered investment companies and (iv) for any other purpose in accordance with Proper Instructions.

O.

Ownership Certificates for Tax Purposes  The Custodian shall execute ownership and other certificates and affidavits for all federal and state tax purposes in connection with receipt of income or other payments with respect to securities of the Fund held by it and in connection with transfers of securities.

P.

Proxies  The Custodian shall, with respect to the securities held by it hereunder, cause to be promptly delivered to the Fund all forms of proxies and all notices of meetings and any other notices or announcements or other written information received by the Custodian affecting or relating to the securities, and shall execute and deliver to the Fund or cause its nominee to execute and deliver to the Fund, such proxies or other authorizations, without indication of the manner in which such proxies are to be voted, as may be required.

Q.

Communications Relating to Fund Portfolio Securities  The Custodian shall deliver promptly to the Fund all written information (including, without limitation, pendency of call and maturities of Custodied Assets and expirations of rights in connection therewith and notices of exercise of call and put options written by the Fund and the maturity of futures contracts purchased or sold by the Fund) received by the Custodian from issuers and other persons relating to the Custodied Assets being held for the Fund.  With respect to tender or exchange offers, the Custodian shall deliver promptly to the Fund all written information received by the Custodian from issuers and other persons relating to the Custodied Assets whose tender or exchange is sought and from the party (or his agents) making the tender or exchange offer.

R.

Exercise of Rights; Tender Offers  In the case of tender offers, similar offers to purchase or exercise rights (including, without limitation, pendency of calls and maturities of Custodied Assets and expirations of rights in connection therewith and notices of exercise of call and put options and the maturity of futures contracts) affecting or relating to Custodied Assets held by the Custodian under this Agreement, the Custodian shall have responsibility for promptly notifying the Fund of all such offers in accordance with the standard of reasonable care set forth in Section 10 hereof.  For all such offers for which the Custodian is responsible as provided in this Paragraph R, the Fund shall have responsibility for providing the Custodian with all necessary instructions in timely fashion.  Upon receipt of Proper Instructions, the Custodian shall timely deliver to the issuer or trustee thereof, or to the agent of either, warrants, puts, calls, rights or similar securities for the purpose of being exercised or sold upon proper receipt therefor and upon receipt of assurances satisfactory to the Custodian that the new assets, if any, acquired by such action are to be delivered to the Custodian or any Subcustodian.  Upon receipt of Proper Instructions, the Custodian shall timely deposit securities upon invitations for tenders of securities upon proper receipt therefor and upon receipt of assurances satisfactory to the Custodian that the consideration to be paid or delivered or the tendered securities are to be returned to the Custodian or Subcustodian.  Notwithstanding any provision of this Agreement to the contrary, the Custodian shall take all necessary action, unless otherwise directed to the contrary by Proper Instructions, to comply with the terms of all mandatory or compulsory exchanges, calls, tenders, redemptions, or similar rights of security ownership, and shall thereafter promptly notify the Fund in writing of such action.

S.

Interest Bearing Call or Time Deposits  The Custodian shall, upon receipt of Proper Instructions, place interest bearing fixed term and call deposits with the banking department of such banking institution (other than the Custodian) and in such amounts as the Fund may designate.  Deposits may be denominated in U.S. Dollars or other currencies.  The Custodian shall include in its records with respect to the assets of the Fund appropriate notation as to the amount and currency of each such deposit, the accepting banking institution and other appropriate details and shall retain such forms of advice or receipt evidencing the deposit, if any, as may be forwarded to the Custodian by the banking institution.  Such deposits shall be deemed portfolio securities of the Fund for the purposes of this Agreement, and the Custodian shall be responsible for the collection of income from such accounts and the transmission of cash to and from such accounts.

T.

Options, Futures Contracts and Foreign Currency Transactions

1.  Options.  The Custodian shall, upon receipt of Proper Instructions, which Proper Instructions shall be in accordance with the provisions of any agreement between any registered broker-dealer and the Fund, relating to compliance with the rules of the Options Clearing Corporation or of any registered national securities exchange or similar organization or organizations, receive and retain confirmations or other documents, if any, evidencing the purchase or writing of an option on a security or securities index or other financial instrument or index by the Fund.

2. Futures Contracts  The Custodian shall, upon receipt of Proper Instructions, receive and retain confirmations and other documents, if any, evidencing the purchase or sale of a futures contract or an option on a futures contract by the Fund.

3.  Foreign Exchange Transactions  The Custodian shall, pursuant to Proper Instructions, enter into or cause a Subcustodian to enter into foreign exchange contracts or options to purchase and sell foreign currencies for spot and future delivery on behalf and for the account of the Fund.  Such transactions may be undertaken by the Custodian or Subcustodian with such banking or financial institutions or other currency brokers, as set forth in Proper Instructions.  The Custodian shall be responsible for the transmittal to and receipt of cash from the currency broker or banking or financial institution with which the contract or option is made, the maintenance of proper records with respect to the transaction and the maintenance of any segregated account required in connection with the transaction.  The Custodian shall have no duty with respect to the selection of the currency brokers or banking or financial institutions with which the Fund deals or for their failure to comply with the terms of any contract or option.  Without limiting the foregoing, it is agreed that upon receipt of Proper Instructions and insofar as funds are made available to the Custodian for the purpose, the Custodian may (if determined necessary by the Custodian to consummate a particular transaction on behalf and for the account of the Fund) make free outgoing payments of cash in the form of U.S. dollars or foreign currency before receiving confirmation of a foreign exchange contract or confirmation that the countervalue currency completing the foreign exchange contract has been delivered or received.  The Custodian shall not be responsible for any costs and interest charges which may be incurred by the Fund or the Custodian as a result of the failure or delay of third parties to deliver foreign exchange; provided that the Custodian shall nevertheless be held to the standard of care set forth in, and shall be liable to the Fund in accordance with, the provisions of Section 10.

U.

Actions Permitted Without Express Authority  The Custodian may in its discretion, without express authority from the Fund:

1)

make payments to itself or others for minor expenses of handling securities or other similar items relating to its duties under this Agreement, provided, that all such payments shall be accounted for by the Custodian to the Treasurer of the Fund;

2)

surrender securities in temporary form for securities in definitive form;

3)

endorse for collection, in the name of the Fund, checks, drafts and other negotiable instruments; and

4)

in general, attend to all nondiscretionary details in connection with the sale, exchange, substitution, purchase, transfer and other dealings with the securities and property of the Fund except as otherwise directed by the Fund.

4.

Contractual Settlement Services (Purchases/Sales)

A.

The Custodian shall, in accordance with the terms set out in this Section, debit or credit the appropriate cash account of the Fund in connection with (i) the purchase of securities for the Fund, and (ii) proceeds of the sale of securities held on behalf of the Fund, on a contractual settlement basis.

B.

The services described above (the “Contractual Settlement Services”) shall be provided for such instruments and in such markets as the Custodian may advise from time to time. The Custodian may terminate or suspend any part of the provision of the Contractual Settlement Services under this Agreement at its sole discretion immediately upon notice to the Fund, including, without limitation, in the event of force majeure events affecting settlement, any disorder in markets, or other changed external business circumstances affecting the markets or the Fund, provided, however,  that no such termination or suspension shall affect any transaction as to which a provisional debit or credit has been made.

C.

The consideration payable in connection with a purchase transaction shall be debited from the appropriate cash account of the Fund as of the time and date that monies would ordinarily be required to settle such transaction in the applicable market.  The Custodian shall promptly recredit such amount at the time that the Fund notifies the Custodian by Proper Instructions that such transaction has been canceled.

D.

With respect to the settlement of a sale of securities, a provisional credit of an amount equal to the net sale price for the transaction (the “Settlement Amount”) shall be made to the account of the Fund as if the Settlement Amount had been received as of the close of business on the date that monies would ordinarily be available in good funds in the applicable market.  Such provisional credit will be made conditional upon the Custodian having received Proper Instructions with respect to, or reasonable notice of, the transaction, as applicable; and the Custodian or its agents having possession of the asset(s) (which shall exclude assets subject to any third party lending arrangement entered into by a Fund) associated with the transaction in good deliverable form and not being aware of any facts which would lead them to believe that the transaction will not settle in the time period ordinarily applicable to such transactions in the applicable market.

E.

Simultaneously with the making of such provisional credit, the Fund agrees that the Custodian shall have, and hereby grants to the Custodian, a security interest in any property at any time held for the account of the Fund to the full extent of the credited amount, and each Fund hereby pledges, assigns and grants to the Custodian a continuing security interest and a lien on any and all such property under the Custodian’s possession, in accordance with the terms of this Agreement.  In the event that the applicable Fund fails to promptly repay any provisional credit, the Custodian shall have all of the rights and remedies of a secured party under the Uniform Commercial Code of The Commonwealth of Massachusetts.

F.

The Custodian shall have the right to reverse any provisional credit or debit given in connection with the Contractual Settlement Services at any time when the Custodian believes, in its reasonable judgment, that such transaction will not settle in accordance with its terms or amounts due pursuant thereto will not be collectable or where the Custodian has not been provided Proper Instructions with respect thereto, as applicable, and the Fund shall be responsible for any costs or liabilities resulting from such reversal.  Upon such reversal (i) of a credit, a sum equal to the credited amount shall become immediately payable by the Fund to the Custodian and may be debited from any cash account held for benefit of the Fund, and (ii) of a debit, the Custodian shall recredit any amount so debited.

G.

In the event that the Custodian is unable to debit an account of the Fund, and the Fund fails to pay any amount due to the Custodian at the time such amount becomes payable in accordance with this Agreement, (i) the Custodian may charge the Fund for costs and expenses associated with providing the provisional credit, including without limitation the cost of funds associated therewith, (ii) the amount of any accrued dividends, interest and other distributions with respect to assets associated with such transaction may be set off against the credited amount, (iii) the provisional credit and any such costs and expenses shall be considered an advance of cash for purposes of this Agreement and (iv) the Custodian shall have the right to set off against any property and to sell, exchange, convey, transfer or otherwise dispose of any property at any time held for the account of the Fund to the full extent necessary for the Custodian to make itself whole.

5.

Duties of Custodian with Respect to Books of Account and Calculations of Net Asset Value

The Custodian shall keep such books of account (including records showing the adjusted tax costs of the Fund’s portfolio securities) and render as at the close of business on each day a detailed statement of the amounts received or paid out and of securities received or delivered for the account of the Fund during said day and such other statements, including a daily trial balance and inventory of the Fund’s portfolio securities, as the Fund may reasonably request; and shall furnish such other financial information and data as from time to time requested by the Treasurer or any officer of the Fund; and shall compute and determine, as of the close of business of the New York Stock Exchange, or at such other time or times as the Board may determine, the daily net income of the Fund (and, if instructed by Proper Instructions, shall advise the Transfer Agent of the amount of such daily net income and, if instructed by Proper Instructions to do so, shall advise the Transfer Agent periodically of the division of such net income among its various components), the net asset value of the Fund and the net asset value of each Share of the Fund, such computations and determinations to be made in accordance with the governing documents of the Fund and the votes and instructions of the Board and of the Investment Adviser at the time in force and applicable, and promptly notify the Fund and its Investment Adviser and such other persons as the Fund may request of the result of such computation and determination.  In computing the net asset value the Custodian may rely upon security quotations received by telephone or otherwise from sources or pricing services designated by the Fund by Proper Instructions, and may further rely upon information furnished to it by any authorized officer of the Fund relative (a) to liabilities of the Fund not appearing on its books of account, (b) to the existence, status and proper treatment of any reserve or reserves, (c) to any procedures or policies established by the Board regarding the valuation of portfolio securities or other assets, and (d) to the value to be assigned to any asset or property for which market quotations are not readily available.  The Custodian shall also compute and determine at such time or times as the Portfolio or Private Fund may designate the portion of each item which has significance for a Shareholder of a Portfolio or Private Fund in computing and determining its federal income tax liability including, but not limited to, each item of income, expense and realized and unrealized gain or loss of the Portfolio or Private Fund which is attributable for Federal income tax purposes to each such Shareholder.

6.

Records and Miscellaneous Duties

The Custodian shall create, maintain and preserve all records relating to its activities and obligations under this Agreement in such manner as will meet the obligations of the Fund under the 1940 Act, with particular attention to Section 31 thereof and Rules 31a-1 and 31a-2 thereunder, applicable federal and state tax laws and any other law or administrative rules or procedures which may be applicable to the Fund.  All books of account and records maintained by the Custodian in connection with the performance of its duties under this Agreement shall be the property of the Fund, shall at all times during the regular business hours of the Custodian be open for inspection by authorized officers, employees, agents or auditors of the Fund and by employees and agents of the Securities and Exchange Commission and such other regulators as may have jurisdiction over the Fund, and in the event of termination of this Agreement shall be delivered to the Fund or to such other person or persons as shall be designated by the Fund.  Disposition of any account or record after any required period of preservation shall be only in accordance with specific instructions received from the Fund.  The Custodian shall assist generally in the preparation of reports to holder of interest in the Fund, to the Securities and Exchange Commission, including but not limited to Form N-SAR, Form N-CSR and Form N-Q, and to state blue sky authorities (if applicable), and to others, audits of accounts, and other ministerial matters of like nature; and, upon request, shall furnish the Fund’s auditors with an attested inventory of securities held with appropriate information as to securities in transit or in the process of purchase or sale and with such other information as said auditors may from time to time request.  The Custodian shall also maintain records of all receipts, deliveries and locations of such securities, together with a current inventory thereof, and shall conduct periodic verifications (including sampling counts at the Custodian) of certificates representing bonds and other securities for which it is responsible under this Agreement in such manner as the Custodian shall determine from time to time to be advisable in order to verify the accuracy of such inventory.  The Custodian shall not disclose or use any books or records it has prepared or maintained by reason of this Agreement in any manner except as expressly authorized herein or directed by the Fund, and the Custodian shall keep confidential any information obtained by reason of this Agreement.

7.

Opinion of Fund’s Auditors

The Custodian shall take all reasonable action, as the Fund may from time to time request, to enable the Fund to obtain from year to year favorable opinions from the Fund’s auditors with respect to its activities hereunder in connection with the preparation of the Fund’s registration statement or other offering document, Form N-CSR and Form N-SAR or other periodic reports to the Securities and Exchange Commission and with respect to any other requirements of such Commission or other regulatory authorities having jurisdiction over the Fund.

8.

Reports to Fund by Auditors

The Custodian shall provide the Fund at such times as the Fund may reasonably require, with reports by independent auditors on the accounting system, internal accounting control and procedures for safeguarding securities, futures contracts and options on futures contracts, including securities deposited and/or maintained in a Securities System or a Foreign Securities System, relating to the services provided by the Custodian under this Agreement; such reports shall be of sufficient scope and in sufficient detail, as may reasonably be required by the Fund to provide reasonable assurance that any material inadequacies would be disclosed by such examination, and, if there are no such inadequacies, the reports shall so state.

9.

Compensation and Expenses of Custodian

The Custodian shall be entitled to reasonable compensation for its services as custodian hereunder, as agreed upon from time to time between the Fund and the Custodian.  The Custodian shall be entitled to receive from the Fund on demand reimbursement for its cash disbursements, expenses and charges, including reasonable counsel fees, in connection with its duties hereunder, but excluding salaries and usual overhead expenses.

10.

Other Matters

A.

So long as and to the extent that it is in the exercise of reasonable care, the Custodian shall be held harmless and indemnified by the Fund in acting upon any notice, request, consent, certificate or other instrument reasonably believed by it to be genuine and to be signed by the proper party or parties.

The Custodian shall be entitled to rely on and may act upon advice of counsel (who may be counsel for the Fund) on all matters, and shall be without liability for any action reasonably taken or omitted pursuant to such advice.

The Custodian shall be held to the exercise of reasonable care in carrying out the provisions of this Agreement but shall be liable only for its own negligent or bad faith acts or failures to act.  Notwithstanding the foregoing, nothing contained in this paragraph is intended to nor shall it be construed to modify the standards of care and responsibility set forth in Section 2 hereof with respect to Subcustodians and in subparagraph f of Paragraph L of Section 3 hereof with respect to Securities Systems and in subparagraph g of Paragraph M of Section 3 hereof with respect to an Approved Book-Entry System for Commercial Paper.

The Custodian shall be liable for the acts or omissions of an Eligible Foreign Custodian (as such term is defined herein) to the same extent as set forth with respect to Subcustodians generally in this Agreement, provided the Custodian shall not be liable to any Fund for any loss, liability, claim or expense resulting from or caused by anything that is part of Country Risk, including without limitation nationalization, expropriation, currency restrictions, insolvency of an Eligible Foreign Custodian, acts of war, civil war or terrorism, riots or insurrection, revolution, military or usurped powers, nuclear fusion, fission or radiation, earthquake, storm or other disturbance of nature or acts of God.

If the Fund requires the Custodian in any capacity to take any action with respect to securities, which action involves the payment of money or which action may, in the opinion of the Custodian, result in the Custodian or its nominee assigned to the Fund being liable for the payment of money or incurring liability of some other form, the Fund, as a prerequisite to requiring the Custodian to take such action, shall provide indemnity to the Custodian in an amount and form satisfactory to it.

Notwithstanding anything herein to the contrary, in no event shall the Custodian or the Fund be liable for indirect, special or consequential damages.

B.

The Custodian may, in its sole discretion, advance funds on behalf of the Fund to make any payment permitted by this Agreement upon receipt of Proper Instructions for such payments by the Fund.  Should such a payment or payments, with advanced funds, result in an overdraft (due to insufficiencies of the Fund’s account with the Custodian, or for any other reason) this Agreement deems any such overdraft or related indebtedness a loan made by the Custodian to the Fund payable on demand.  Such overdraft shall bear interest at the current rate charged by the Custodian for secured loans unless the Fund shall provide the Custodian with agreed upon compensating balances.

C.

If the Custodian, its affiliates, subsidiaries or agents advances cash or securities to the Fund hereunder for any purpose (including but not limited to securities settlements, foreign exchange contracts and assumed settlement), or if a Fund fails to compensate the Custodian pursuant to Section 9 hereof or fails to satisfy any obligation owed by the Fund to the Custodian hereunder, any property held for the account of the Fund shall be security therefor and should the Fund fail to pay or reimburse the Custodian promptly, the Custodian shall be entitled to utilize available cash and to dispose of the Fund’s assets to the extent necessary to obtain payment or reimbursement.  The Custodian may at any time decline to follow Proper Instructions to deliver out to the Fund cash or securities if the Custodian determines in its reasonable discretion that, after giving effect to the Proper Instructions, the cash or securities remaining will not have sufficient value fully to secure the Fund's payment or reimbursement obligations hereunder, whether contingent or otherwise.

11.

Persons Having Access to Assets of the Fund

(i)  No trustee, officer, employee, or agent of the Fund shall have physical access to the assets of the Fund held by the Custodian or be authorized or permitted to withdraw any investments of the Fund, nor shall the Custodian deliver any assets of the Fund to any such person.  No officer or director, employee or agent of the Custodian who holds any similar position with the Fund or the Investment Adviser or the administrator of the Fund shall have access to the assets of the Fund.

(ii)  Access to assets of the Fund held hereunder shall only be available to duly authorized officers, employees, representatives or agents of the Custodian or other persons or entities for whose actions the Custodian shall be responsible to the extent permitted hereunder, or to the Fund’s auditors in connection with its auditing duties performed on behalf of the Fund.

(iii)  Nothing in this Section 11 shall prohibit any officer, employee or agent of the Fund or of the Investment Adviser of the Fund from giving instructions to the Custodian or executing a certificate so long as it does not result in delivery of or access to assets of the Fund prohibited by paragraph (i) of this Section 11.

12.

Effective Period and Termination; Successor Custodian

This Agreement shall become effective as of its execution, shall continue in full force and effect until terminated by either party after August 31, 2016 by an instrument in writing delivered or mailed, postage prepaid to the other party, such termination to take effect not sooner than sixty (60) days after the date of such delivery or mailing; provided, that the Fund may at any time by action of its Board, (i) substitute another bank or trust company for the Custodian by giving notice as described above to the Custodian, in the event the Custodian assigns this Agreement to another party without consent of the trustees of the Fund that are not “interested persons” of the Fund under the 1940 Act, as amended, (“Independent Trustees”) of the Fund, or (ii) immediately terminate this Agreement in the event of the appointment of a conservator or receiver for the Custodian by the Federal Deposit Insurance Corporation or by the Banking Commissioner of The Commonwealth of Massachusetts or upon the happening of a like event at the direction of an appropriate regulatory agency or court of competent jurisdiction; and further provided, that either party may terminate this Agreement in the event of the other party’s material breach of a material provision of this Agreement that the other party has either (a) failed to cure or (b) failed to establish a remedial plan to cure that is reasonably acceptable, within 60 days’ written notice of such breach.  Upon termination of the Agreement, the Fund shall pay to the Custodian such compensation as may be due as of the date of such termination (and shall likewise reimburse the Custodian for its costs, expenses and disbursements).

The Board shall, forthwith, upon giving or receiving notice of termination of this Agreement, appoint as successor custodian, a bank or trust company having such qualifications required by the 1940 Act and the Rules thereunder.  The Custodian shall, upon termination of the Agreement and receipt of Proper Instructions, deliver to such successor custodian, duly endorsed and in proper form for transfer, all Custodied Assets then held hereunder and shall transfer to an account of the successor custodian all of the securities of each such Fund held in a Securities System or a Foreign Securities System or an Approved Book-Entry System for Commercial Paper or at an underlying transfer agent.  The Custodian shall also provide to the successor custodian all books of account and records kept by the Custodian pursuant to this Agreement, and all documents held by the Custodian relative thereto.

In the event that no Proper Instructions designating a successor custodian shall have been delivered to the Custodian on or before the date when such termination shall become effective, then the Custodian shall not deliver the Custodied Assets of the Fund to the Fund but shall have the right to deliver such assets (together with the above-referenced books and records) to a bank or trust company, which is a “Bank” as defined in the 1940 Act, doing business in Boston, Massachusetts of its own selection , having an aggregate capital, surplus, and undivided profits, as shown by its last published report, of not less than $25,000,000.  Thereafter such bank or trust company shall be the successor of the Custodian under this Agreement.

In the event that any Custodied Assets remain in the possession of the Custodian after the date of termination hereof owing to failure of any Fund to provide Proper Instructions as aforesaid, the Custodian shall be entitled to fair compensation for its services during such period as the Custodian retains possession of such securities, funds and other properties and the provisions of this Agreement relating to the duties and obligations of the Custodian shall remain in full force and effect.

13.

Interpretive and Additional Provisions

In connection with the operation of this Agreement, the Custodian and the Fund may from time to time agree on such provisions interpretive of or in addition to the provisions of this Agreement as may in their joint opinion be consistent with the general tenor of this Agreement.  Any such interpretive or additional provisions shall be in a writing signed by both parties and shall be annexed hereto, provided that no such interpretive or additional provisions shall contravene any applicable federal or state regulations or any provision of the governing instruments of the Fund.  No interpretive or additional provisions made as provided in the preceding sentence shall be deemed to be an amendment of this Agreement.

14.

Notices

Notices and other writings required to be given hereunder shall be delivered by hand or overnight courier service, mailed by certified registered mail or sent by fax as follows:

If to the Fund, addressed to:

[Name of Fund]

Two International Place

Boston, MA  02110

Attn:  James Kirchner, Fund Treasurer

Fax No: 617-672-1876

with a copy to:

Eaton Vance Management

Two International Place

Boston, MA  02110

Attn:  Maureen Gemma, Chief Legal Officer of the Funds

Fax No: 617-672-1305

If to the Custodian:

State Street Bank and Trust Company

John Hancock Tower

200 Clarendon Street

Boston, Massachusetts  02116

Attn:  Robin Sarkar

Fax No: 617-937-6033

or to such other address as the Fund or the Custodian, as applicable, may have designated to the other, by a notice given in accordance with this Section 14.

All notices and other communications shall be deemed to have been given on the date of receipt if delivered by hand or overnight courier service or sent by fax or on the date five (5) business days after posting if mailed, in each case (properly addressed) to such party as provided in this Section 14 or in accordance with the latest unrevoked direction from such party given in accordance with this Section 14.  Evidence that the notice was properly addressed, stamped and mailed shall be conclusive evidence of posting.

15.

Massachusetts Law to Apply

This Agreement shall be construed and the provisions thereof interpreted under and in accordance with the laws of The Commonwealth of Massachusetts.

The Custodian expressly acknowledges the provision in the Declaration of Trust of any Fund that is a Massachusetts business trust, limiting the personal liability of the trustees and officers of the Fund, and the Custodian hereby agrees that it only shall have recourse to the Fund for payment of claims or obligations as between the Fund and the Custodian arising out of this Agreement, and the Custodian shall not seek satisfaction from any trustee or officer of the Fund.

16.

Amendment

This Agreement may be amended upon the written agreement of the Fund and the Custodian.  Appendix A may be amended to add additional Funds by a letter agreement between the Funds and the Custodian, which shall be dated and signed by a duly authorized officer of the Fund and the Custodian.

17.

Confidentiality

The parties hereto agree that each shall treat confidentially the terms and conditions of this Agreement and all information provided by each party to the other party regarding its business and operations.  The party receiving confidential information agrees to use the information solely for the purpose of rendering or receiving services pursuant to this Agreement, and agrees to maintain the confidentiality of all such information by not disclosing such information except to such party’s employees, consultants, legal advisors, auditors or other service providers as necessary for rendering or receiving services pursuant to this Agreement, and by appropriately instructing employees and others who may be accorded access to such information by the receiving party.

The foregoing shall not be applicable to any information that is publicly available when provided or thereafter becomes publicly available, other than through a breach of this Agreement, or that is independently derived by any party hereto without the use of any information provided by the other party hereto in connection with this Agreement.

Notwithstanding any other provisions set forth herein to the contrary, each party hereto shall have the right to disclose confidential information pursuant to one or more court or administrative orders or inquiries, or otherwise as required by law or regulation applicable to the Custodian or any Fund; provided the disclosing party shall inform the other party of such order, inquiry or disclosure as soon as practicable prior to disclosure to the extent it is legally permissible to do so.  In addition, each party hereto shall have the right to disclose information where the party seeking to disclose has received the prior written consent of the party providing the information.

The confidentiality obligations arising under this Section shall continue throughout the duration of this Agreement and shall terminate thereafter upon the earlier to occur of (i) two years after the termination of this Agreement; or (ii) the destruction of such information in accordance with the disclosing party’s document retention policy.

Notwithstanding anything herein to the contrary, the Custodian and its affiliates may include nonpublic portfolio holdings information of its clients, including a Fund, to report and use information on an aggregated basis with all or substantially all other client information and without specific reference to any Fund or Fund holding.

18.

Data Security

The Custodian will implement and maintain a written information security program, in compliance with the laws of The Commonwealth of Massachusetts and any other applicable laws and regulations, that contains appropriate security measures to safeguard the personal information of the Fund’s Shareholders, employees, trustees and/or officers that the Custodian receives, stores, maintains, processes or otherwise accesses in connection with the provision of services hereunder.  For these purposes, “personal information” shall mean (i) an individual’s name (first initial and last name or first name and last name), address or telephone number plus (a) social security number, (b) drivers license number, (c) state identification card number, (d) debit or credit card number, (e) financial account number; or (f) personal identification number or password that would permit access to a person’s account or (ii) any combination of the foregoing that would allow a person to log onto or access an individual’s account.  Notwithstanding the foregoing “personal information” shall not include information that is lawfully obtained from publicly available information, or from federal, state or local government records lawfully made available to the general public.

If the Custodian discovers that unauthorized disclosure of Fund information in the possession of the Custodian or its agents has occurred which requires notification to the Fund and the affected individuals under applicable law, then the Custodian will, as soon as practicable, (i) notify the Fund and the affected individuals of such unauthorized disclosure to the extent required by applicable law, (ii) investigate and address the unauthorized disclosure, and (iii) advise the Fund as to the steps being taken that are reasonably designed to prevent future similar unauthorized disclosures.  The Custodian agrees that this provision shall cover any of its affiliates that obtains access to personal information related to the Fund under this Agreement, and that the Custodian will be liable to the Fund for the compliance of such persons with this provision. This provision will survive termination or expiration of the Agreement for so long as the Custodian continues to possess or have access to personal information related to the Fund.

19.

Regulation GG

Each Fund hereby represents and warrants that it does not engage in an “Internet gambling business,” as such term is defined in Section 233.2(r) of Federal Reserve Regulation GG (12 CFR 233)  (“Regulation GG”).  Each Fund hereby covenants and agrees that it shall not engage in an Internet gambling business.  In accordance with Regulation GG, each Fund is hereby notified that “restricted transactions,” as such term is defined in Section 233.2(y) of Regulation GG, are prohibited in any dealings with the Custodian pursuant to this Agreement or otherwise between or among any party hereto.

20.

Remote Access Services Addendum

The Custodian and the Fund agree to be bound by the Remote Access Services Addendum attached as Appendix C hereto.

21.

Shareholder Communications Election

Rule 14b-2 under the Securities Exchange Act of 1934 requires banks that hold securities for the account of customers to respond to requests by issuers of securities for the names, addresses and holdings of beneficial owners of securities of that issuer held by the bank unless the beneficial owner has expressly objected to disclosure of this information.  In order to comply with the rule, the Custodian needs the Fund to indicate whether it authorizes the Custodian to provide the Fund’s name, address, and share position to requesting companies whose securities the Fund owns.  If the Fund tells the Custodian “no,” the Custodian will not provide this information to requesting companies.  If the Fund tells the Custodian “yes” or does not check either “yes” or “no” below, the Custodian is required by the Rule to treat the Fund as consenting to disclosure of this information for all securities owned by the Fund or any funds or accounts established by the Fund.  For the Fund’s protection, the Rule prohibits the requesting company from using the Fund’s name and address for any purpose other than corporate communications.  Please indicate below whether the Fund consents or objects by checking one of the alternatives below.

YES [  ]

The Custodian is authorized to release the Fund’s name, address, and share positions.

NO  [X]

The Custodian is not authorized to release the Fund’s name, address, and share positions.

22.

Reproduction of Documents

This Agreement and all schedules, addenda, exhibits, appendices, attachments and amendments hereto may be reproduced by any photographic, photostatic, microfilm, micro-card, miniature photographic or other similar process.  Each party hereto agrees that any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding, whether or not the original is in existence and whether or not such reproduction was made by a party in the regular course of business, and that any enlargement, facsimile or further reproduction of such reproduction shall likewise be admissible in evidence.

23.

Separate Series

Notwithstanding any other provision of this Agreement, the parties agree that the assets and liabilities of each investment company series are separate and distinct from the assets and liabilities of each other series of such investment company and that no series shall be liable or shall be charged for any debt, obligation or liability of any other series arising under this Agreement.

24.

Adoption of the Agreement by the Fund

Each Fund listed on Appendix A represents that its Board has approved this Agreement and has duly authorized the Fund to adopt this Agreement.  This Agreement shall be deemed to be duly executed and delivered by each of the parties in its name and on its behalf by its duly authorized officer as of the date hereof, and this Agreement shall be deemed to supersede and terminate, as of such date, all prior agreements between the Fund and the Custodian relating to the custody of the Fund’s assets.

25.

Prior Contracts

This Agreement supersedes and terminates, as of the date hereof, all prior contracts between a Fund and the Custodian relating to the custody of such Fund’s assets.

26.

Tax Law

The Custodian shall have no responsibility or liability for any obligations now or hereafter imposed on the Fund or the Custodian as custodian of the Fund (other than its general business presence in any jurisdiction, including taxes attributable to the domicile of the Custodian in Massachusetts) by the tax law of the United States or of any state or political subdivision thereof.  It shall be the responsibility of the Fund to notify the Custodian of the obligations imposed on the Fund or the Custodian as custodian of the Fund by the tax law of countries other than those mentioned in the above sentence, including responsibility for withholding and other taxes, assessments or other governmental charges, certifications and governmental reporting.  The sole responsibility of the Custodian with regard to such tax law shall be to use reasonable efforts to effect the withholding of local taxes and related charges with regard to market entitlements/payments in accordance with local law and subject to local market practice or custom, and to assist the Fund with respect to any claim for exemption or refund under the tax law of countries for which the Fund has provided such information.  Except as specifically provided in this Agreement or otherwise agreed to in writing by the Custodian, the Custodian shall have no independent obligation to determine the tax obligations now or hereafter imposed on any of the Funds by any taxing authority or to obtain or provide information relating thereto, and shall have no obligation or liability with respect to such tax obligations, it being specifically understood and agreed that the Custodian shall not thereby or otherwise be considered any Fund’s tax advisor or tax counsel.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

STATE STREET BANK AND TRUST COMPANY

/s/ Michael F. Rogers

Name:

Michael F. Rogers

Title:

Executive Vice President

EACH FUND LISTED ON APPENDIX A AS A PUBLIC FUND OR A PORTFOLIO

/s/ James Kirchner

Name:  James Kirchner

Title:     Treasurer

EACH FUND LISTED ON APPENDIX A AS A PRIVATE FUND

By:  Eaton Vance Management, as Manager

/s/ James Kirchner

Name:  James Kirchner

Title:     Vice President

Amended and Restated Master Custodian Agreement

Appendix A

Listed below are the Funds that have adopted this Agreement as of the date hereof.  The Funds are identified in the list below as Public Funds, Portfolios and Private Funds as applicable.  Advisers and Sub-Advisers are identified using the following abbreviations:

EVM

Eaton Vance Management or Boston Management and Research (with relevant department)

ACM

Atlanta Capital Management Company, LLC (in all cases serves as a sub-adviser to BMR or EVM)

AGFA

AGF Investments America Inc. (in all cases serves as a sub-adviser to BMR or EVM)

AW

Armored Wolf, LLC (in all cases serves as a sub-adviser to BMR or EVM)

Hexavest

Hexavest Inc. (in all cases serves as a sub-adviser to BMR or EVM)

LGM

Lloyd George Management (in all cases serves as a sub-adviser to BMR or EVM)

OrbiMed

OrbiMed Advisors, LLC

PPA

Parametric Portfolio Associates LLC (in all cases serves as a sub-adviser to BMR or EVM)

PRA

Parametric Risk Advisors LLC (in all cases serves as a sub-adviser to BMR or EVM and manages the Fund’s option strategy only)

RBA

Richard Bernstein Advisors LLC (in all cases serves as a sub-adviser to BMR or EVM)

Public Funds

EATON VANCE GROWTH TRUST	Adviser/Sub-Adviser
Eaton Vance Asian Small Companies Fund	n/a
Eaton Vance Atlanta Capital Focused Growth Fund*	ACM
Eaton Vance Atlanta Capital Select Equity Fund	ACM
Eaton Vance Atlanta Capital SMID-Cap Fund	n/a
Eaton Vance Focused Growth Opportunities Fund	EVM Equity Group
Eaton Vance Focused Value Opportunities Fund	EVM Equity Group
Eaton Vance Global Natural Resources Fund	AGFA
Eaton Vance Greater China Growth Fund*	LGM
Eaton Vance Hexavest Emerging Markets Equity Fund	Hexavest
Eaton Vance Hexavest Global Equity Fund	Hexavest
Eaton Vance Hexavest International Equity Fund	Hexavest
Eaton Vance Hexavest U.S. Equity Fund	Hexavest
Eaton Vance Multi-Cap Growth Fund*	EVM Equity Group
Eaton Vance Richard Bernstein All Asset Strategy Fund	RBA
Eaton Vance Richard Bernstein Equity Strategy Fund	RBA
Eaton Vance Worldwide Health Sciences Fund	n/a
Parametric Balanced Risk Fund	PPA

EATON VANCE INVESTMENT TRUST	Adviser/Sub-Adviser
Eaton Vance Floating-Rate Municipal Income Fund	EVM Fixed Income – Municipals Group
Eaton Vance Massachusetts Limited Maturity Municipal Income Fund	EVM Fixed Income – Municipals Group
Eaton Vance National Limited Maturity Municipal Income Fund	EVM Fixed Income – Municipals Group
Eaton Vance New York Limited Maturity Municipal Income Fund	EVM Fixed Income – Municipals Group
Eaton Vance Pennsylvania Limited Maturity Municipal Income Fund	EVM Fixed Income – Municipals Group

EATON VANCE MUNICIPALS TRUST	Adviser/Sub-Adviser
Eaton Vance Alabama Municipal Income Fund	EVM Fixed Income – Municipals Group
Eaton Vance Arizona Municipal Income Fund	EVM Fixed Income – Municipals Group
Eaton Vance Arkansas Municipal Income Fund	EVM Fixed Income – Municipals Group
Eaton Vance California Municipal Income Fund	EVM Fixed Income – Municipals Group
Eaton Vance Connecticut Municipal Income Fund	EVM Fixed Income – Municipals Group
Eaton Vance Georgia Municipal Income Fund	EVM Fixed Income – Municipals Group

App.A-1

EATON VANCE MUNICIPALS TRUST (continued)	Adviser/Sub-Adviser
Eaton Vance Kentucky Municipal Income Fund	EVM Fixed Income – Municipals Group
Eaton Vance Maryland Municipal Income Fund	EVM Fixed Income – Municipals Group
Eaton Vance Massachusetts Municipal Income Fund	EVM Fixed Income – Municipals Group
Eaton Vance Minnesota Municipal Income Fund	EVM Fixed Income – Municipals Group
Eaton Vance Missouri Municipal Income Fund	EVM Fixed Income – Municipals Group
Eaton Vance Municipal Opportunities Fund	EVM Fixed Income – Municipals Group
Eaton Vance National Municipal Income Fund	EVM Fixed Income – Municipals Group
Eaton Vance New Jersey Municipal Income Fund	EVM Fixed Income – Municipals Group
Eaton Vance New York Municipal Income Fund	EVM Fixed Income – Municipals Group
Eaton Vance North Carolina Municipal Income Fund	EVM Fixed Income – Municipals Group
Eaton Vance Ohio Municipal Income Fund	EVM Fixed Income – Municipals Group
Eaton Vance Oregon Municipal Income Fund	EVM Fixed Income – Municipals Group
Eaton Vance Pennsylvania Municipal Income Fund	EVM Fixed Income – Municipals Group
Eaton Vance South Carolina Municipal Income Fund	EVM Fixed Income – Municipals Group
Eaton Vance Tennessee Municipal Income Fund	EVM Fixed Income – Municipals Group
Eaton Vance Virginia Municipal Income Fund	EVM Fixed Income – Municipals Group

EATON VANCE MUNICIPALS TRUST II	Adviser/Sub-Adviser
Eaton Vance High Yield Municipal Income Fund	EVM Fixed Income – Municipals Group
Eaton Vance Tax-Advantaged Bond Strategies Intermediate Term Fund	EVM Fixed Income – Tax-Advantaged Bond Strategies Group
Eaton Vance Tax-Advantaged Bond Strategies Long Term Fund	EVM Fixed Income – Tax-Advantaged Bond Strategies Group
Eaton Vance Tax-Advantaged Bond Strategies Short Term Fund	EVM Fixed Income – Tax-Advantaged Bond Strategies Group

EATON VANCE MUTUAL FUNDS TRUST	Adviser/Sub-Adviser
Eaton Vance AMT-Free Municipal Income Fund	EVM Fixed Income – Municipals Group
Eaton Vance Atlanta Capital Horizon Growth Fund	ACM
Eaton Vance Build America Bond Fund	EVM Fixed Income – Municipals Group
Eaton Vance Currency Income Advantage Fund	EVM Fixed Income – Global/MBS Group
Eaton Vance Diversified Currency Income Fund	EVM Fixed Income – Global/MBS Group
Eaton Vance Emerging Markets Local Income Fund	EVM Fixed Income – Global/MBS Group
Eaton Vance Floating-Rate Fund	n/a
Eaton Vance Floating-Rate Advantage Fund	n/a
Eaton Vance Floating-Rate & High Income Fund	n/a
Eaton Vance Global Dividend Income Fund	EVM Equity Group
Eaton Vance Global Macro Absolute Return Fund	EVM Fixed Income – Global/MBS Group
Eaton Vance Global Macro Absolute Return Advantage Fund	EVM Fixed Income – Global/MBS Group
Eaton Vance Government Obligations Fund	n/a
Eaton Vance High Income Opportunities Fund	n/a
Eaton Vance Large-Cap Core Research Fund	n/a
Eaton Vance Low Duration Government Income Fund	EVM Fixed Income – Global/MBS Group
Eaton Vance Multi-Strategy Absolute Return Fund	EVM Fixed Income – Custom Based Solutions Group
Eaton Vance Multi-Strategy All Market Fund	EVM Fixed Income – Custom Based Solutions Group
Eaton Vance Strategic Income Fund	EVM Fixed Income – Global/MBS Group
Eaton Vance Tax-Managed Equity Asset Allocation Fund	EVM Equity Group
Eaton Vance Tax-Managed Global Dividend Income Fund	EVM Equity Group
Eaton Vance Tax-Managed Growth Fund 1.1	Exchange Fund Operations Group
Eaton Vance Tax-Managed Growth Fund 1.2	n/a
Eaton Vance Tax-Managed Multi-Cap Growth Fund	n/a
Eaton Vance Tax-Managed Small-Cap Fund	n/a
Eaton Vance Tax-Managed Small-Cap Value Fund	n/a

App.A-2

Eaton Vance Tax-Managed Value Fund	n/a
Eaton Vance U.S. Government Money Market Fund	EVM Fixed Income – Investment Grade Group
Parametric Commodity Strategy Fund )	PPA
Parametric Currency Fund	PPA
Parametric Emerging Markets Fund	PPA
Parametric Emerging Markets Core Fund (to be effective 9-20-13)	PPA
EATON VANCE MUTUAL FUNDS TRUST (continued)	Adviser/Sub-Adviser
Parametric Global Small-Cap Fund	PPA
Parametric International Equity Fund	PPA
Parametric Market Neutral Fund	n/a
Parametric Tax-Managed International Equity Fund	n/a

EATON VANCE SERIES FUND, INC.	Adviser/Sub-Adviser
Eaton Vance Institutional Emerging Markets Local Debt Fund	EVM Fixed Income – Global/MBS Group

EATON VANCE SERIES TRUST	Adviser/Sub-Adviser
Eaton Vance Tax-Managed Growth Fund 1.0	Exchange Fund Operations Group

EATON VANCE SERIES TRUST II	Adviser/Sub-Adviser
Eaton Vance Income Fund of Boston	n/a
Parametric Tax-Managed Emerging Markets Fund	PPA

EATON VANCE SPECIAL INVESTMENT TRUST	Adviser/Sub-Adviser
Eaton Vance Balanced Fund	n/a
Eaton Vance Bond Fund	EVM Fixed Income – Investment Grade Group
Eaton Vance Commodity Strategy Fund	AW
Eaton Vance Dividend Builder Fund	n/a
Eaton Vance Greater India Fund	n/a
Eaton Vance Investment Grade Income Fund	n/a
Eaton Vance Large-Cap Growth Fund	n/a
Eaton Vance Large-Cap Value Fund	n/a
Eaton Vance Real Estate Fund	EVM Equity Group
Eaton Vance Risk-Managed Equity Option Fund	EVM Equity Group & PRA
Eaton Vance Short Term Real Return Fund	EVM Fixed Income – Investment Grade Group
Eaton Vance Small-Cap Fund	EVM Equity Group
Eaton Vance Small-Cap Value Fund	EVM Equity Group
Eaton Vance Special Equities Fund	EVM Equity Group
Parametric Absolute Return Fund	EVM Fixed Income – Investment Grade Group & PRA

EATON VANCE VARIABLE TRUST	Adviser/Sub-Adviser
Eaton Vance VT Floating-Rate Income Fund	EVM Fixed Income – Bank Loan Group
Eaton Vance VT Large-Cap Value Fund	EVM Equity Group

CLOSED END FUNDS	Adviser/Sub-Adviser
Eaton Vance California Municipal Bond Fund	EVM Fixed Income – Municipals Group
Eaton Vance California Municipal Bond Fund II	EVM Fixed Income – Municipals Group
Eaton Vance California Municipal Income Trust	EVM Fixed Income – Municipals Group
Eaton Vance Diversified Emerging Markets Local Income Fund, Inc. (filed with the SEC but not effective)	EVM Fixed Income – Global/MBS Group
Eaton Vance Enhanced Equity Income Fund	EVM Equity Group
Eaton Vance Enhanced Equity Income Fund II	EVM Equity Group
Eaton Vance Floating-Rate Income Plus Fund	EVM Fixed Income – Investment Grade Group and Bank Loan Group
Eaton Vance Floating-Rate Income Trust	EVM Fixed Income – Bank Loan Group

App.A-3

Eaton Vance Limited Duration Income Fund	EVM Fixed Income – Bank Loan Group (bank loans) EVM Fixed Income – Global/MBS Group (MBS) EVM Fixed Income – High Yield Group (high yield bonds)
Eaton Vance Massachusetts Municipal Bond Fund	EVM Fixed Income – Municipals Group
Eaton Vance Massachusetts Municipal Income Trust	EVM Fixed Income – Municipals Group
Eaton Vance Michigan Municipal Bond Fund	EVM Fixed Income – Municipals Group
Eaton Vance Michigan Municipal Income Trust	EVM Fixed Income – Municipals Group
Eaton Vance Multi-Sector Income Trust (filed with SEC but not effective)	EVM Fixed Income – Investment Grade Group
Eaton Vance Municipal Bond Fund	EVM Fixed Income – Municipals Group
Eaton Vance Municipal Bond Fund II	EVM Fixed Income – Municipals Group
Eaton Vance Municipal Income Term Trust	EVM Fixed Income – Municipals Group
Eaton Vance Municipal Income Trust	EVM Fixed Income – Municipals Group
Eaton Vance National Municipal Opportunities Trust	EVM Fixed Income – Municipals Group
Eaton Vance New Jersey Municipal Bond Fund	EVM Fixed Income – Municipals Group
Eaton Vance New Jersey Municipal Income Trust	EVM Fixed Income – Municipals Group
Eaton Vance New York Municipal Bond Fund	EVM Fixed Income – Municipals Group
Eaton Vance New York Municipal Bond Fund II	EVM Fixed Income – Municipals Group
Eaton Vance New York Municipal Income Trust	EVM Fixed Income – Municipals Group
Eaton Vance Ohio Municipal Bond Fund	EVM Fixed Income – Municipals Group
Eaton Vance Ohio Municipal Income Trust	EVM Fixed Income – Municipals Group
Eaton Vance Pennsylvania Municipal Bond Fund	EVM Fixed Income – Municipals Group
Eaton Vance Pennsylvania Municipal Income Trust	EVM Fixed Income – Municipals Group
Eaton Vance Preferred Dividend Income Trust (filed with the SEC but not effective)	EVM Fixed Income – Investment Grade Group
Eaton Vance Risk-Managed Diversified Equity Income Fund	EVM Equity Group
Eaton Vance Risk-Managed Equity Income Opportunities Fund (not currently offered)	TBD
Eaton Vance Senior Floating-Rate Trust	EVM Fixed Income – Bank Loan Group
Eaton Vance Senior Income Trust	EVM Fixed Income – Bank Loan Group
Eaton Vance Short Duration Diversified Income Fund	EVM Fixed Income – Bank Loan Group (bank loans) EVM Fixed Income – Global/MBS Group (foreign investments) EVM Fixed Income – High Yield Group (high yield bonds)
Eaton Vance Tax-Advantaged Bond and Option Strategies Fund	EVM Fixed Income – Tax-Advantaged Bond Strategies Group & PRA
Eaton Vance Tax-Advantaged Dividend Income Fund	EVM Equity Group
Eaton Vance Tax-Advantaged Global Dividend Income Fund	EVM Equity Group
Eaton Vance Tax-Advantaged Global Dividend Opportunities Fund	EVM Equity Group
Eaton Vance Tax-Managed Buy-Write Income Fund	EVM Equity Group & PPA
Eaton Vance Tax-Managed Buy-Write Opportunities Fund	EVM Equity Group & PPA
Eaton Vance Tax-Managed Diversified Equity Income Fund	EVM Equity Group
Eaton Vance Tax-Managed Global Buy-Write Opportunities Fund	EVM Equity Group & PPA
Eaton Vance Tax-Managed Global Diversified Equity Income Fund	EVM Equity Group
eUNITsTM 2 Year International Equity Market Participation Trust: Upside to Cap / Buffered Downside (not currently offered)	EVM Fixed Income – Investment Grade Group & PRA
eUnitsTM 2 Year U.S. Market Participation Trust: Upside to Cap / Buffered Downside	EVM Fixed Income – Investment Grade Group & PRA
eUnitsTM 2 Year U.S. Market Participation Trust II: Upside to Cap / Buffered Downside	EVM Fixed Income – Investment Grade Group & PRA
eUnitsTM 2 Year U.S. Market Participation Trust III: Upside to Cap / Buffered Downside (not currently offered)	TBD
eUnitsTM 2 Year U.S. Market Participation Trust IV: Upside to Cap / Buffered Downside (not currently offered, either waiting SEC review or filing with the SEC)	TBD
eUnitsTM 2 Year U.S. Market Participation Trust V: Upside to Cap / Buffered Downside (not currently offered, either waiting SEC review or filing with the SEC)	TBD

App.A-4

CLOSED END FUNDS (continued)	Adviser/Sub-Adviser
eUnitsTM 2 Year U.S. Market Participation Trust VI: Upside to Cap / Buffered Downside (not currently offered, either waiting SEC review or filing with the SEC)	TBD

PORTFOLIOS	Adviser/Sub-Adviser
Asian Small Companies Portfolio	LGM
Bond Portfolio	EVM Fixed Income – Investment Grade Group
Boston Income Portfolio	EVM Fixed Income – High Yield Group
CMBS Portfolio	EVM Fixed Income – Investment Grade Group
Currency Income Advantage Portfolio	EVM Fixed Income – Global/MBS Group
Dividend Builder Portfolio	EVM Equity Group
Emerging Markets Local Income Portfolio	EVM Fixed Income – Global/MBS Group
Floating Rate Portfolio	EVM Fixed Income – Bank Loan Group
Focused Growth Portfolio (termination date of 7/20/2012, pending deregistration with the SEC)	ACM
Global Dividend Income Portfolio	EVM Equity Group
Global Macro Absolute Return Advantage Portfolio	EVM Fixed Income – Global/MBS Group
Global Macro Portfolio	EVM Fixed Income – Global/MBS Group
Global Opportunities Portfolio	EVM Fixed Income – Global/MBS Group
Government Obligations Portfolio	EVM Fixed Income – Global/MBS Group
Greater China Growth Portfolio (termination date of 7/31/2012, pending deregistration with the SEC)	LGM
Greater India Portfolio	LGM
High Income Opportunities Portfolio	EVM Fixed Income – High Yield Group
Inflation-Linked Securities Portfolio	EVM Fixed Income – Investment Grade Group
International Equity Portfolio (pending deregistration with the SEC)	EVM Equity Group
International Income Portfolio	EVM Fixed Income – Global/MBS Group
Investment Grade Income Portfolio	EVM Fixed Income – Investment Grade Group
Large-Cap Core Research Portfolio	EVM Equity Group
Large-Cap Growth Portfolio	EVM Equity Group
Large-Cap Value Portfolio	EVM Equity Group
MSAM Completion Portfolio	EVM Fixed Income – Custom Based Solutions Group & PRA
MSAR Completion Portfolio	EVM Fixed Income – Custom Based Solutions Group & PRA
Multi-Cap Growth Portfolio (termination date of 7/24/2012, pending deregistration with SEC)	EVM Equity Group
Parametric Market Neutral Portfolio	PPA
Senior Debt Portfolio	EVM Fixed Income – Bank Loan Group
Short Duration High Income Portfolio	EVM Fixed Income – High Yield Group
Short-Term U.S. Government Portfolio	EVM Fixed Income – Global/MBS Group
SMID-Cap Portfolio	ACM
Tax-Managed Growth Portfolio	EVM Equity Group
Tax-Managed International Equity Portfolio	PPA
Tax-Managed Multi-Cap Growth Portfolio	EVM Equity Group
Tax-Managed Small-Cap Portfolio	EVM Equity Group
Tax-Managed Small-Cap Value Portfolio	EVM Equity Group
Tax-Managed Value Portfolio	EVM Equity Group
Worldwide Health Sciences Portfolio	OrbiMed

PRIVATE FUNDS	Adviser/Sub-Adviser
Eaton Vance Cash Collateral Fund, LLC	EVM Fixed Income – Investment Grade Group
Eaton Vance Cash Reserves Fund LLC	EVM Fixed Income – Investment Grade Group

App.A-5

Appendix B

PROVISIONS REGARDING ASSETS HELD

OUTSIDE OF THE UNITED STATES

A.

The Custodian as Foreign Custody Manager.

1.

Delegation to the Custodian as Foreign Custody Manager.  Each Public Fund and Portfolio (solely for purposes of Sections A and B of this Appendix B, the “Fund”), by resolution adopted by its Board, hereby delegates to the Custodian, subject to Section (b) of Rule 17f-5, the responsibilities set forth in this Section A of this Appendix B with respect to Foreign Assets of the Fund held outside the United States, and the Custodian hereby accepts such delegation as Foreign Custody Manager with respect to the Fund.

2.

Countries Covered.  The Foreign Custody Manager shall be responsible for performing the delegated responsibilities defined below only with respect to the countries and custody arrangements for each such country listed on Schedule A to this Appendix B, which list of countries may be amended from time to time by any Fund with the agreement of the Foreign Custody Manager.  The Foreign Custody Manager shall list on Schedule A the Eligible Foreign Custodians selected by the Foreign Custody Manager to maintain the assets of such Fund, which list of Eligible Foreign Custodians may be amended from time to time in the sole discretion of the Foreign Custody Manager.  The Foreign Custody Manager will provide amended versions of Schedule A in accordance with Section A.5 of this Appendix B hereof.

Upon the receipt by the Foreign Custody Manager of Proper Instructions to open an account or to place or maintain Foreign Assets in a country listed on Schedule A, and the fulfillment by each Fund of the applicable account opening requirements for such country, the Foreign Custody Manager shall be deemed to have been delegated by the Board responsibility as Foreign Custody Manager with respect to that country and to have accepted such delegation.  Execution of this Agreement by the Fund shall be deemed to be a Proper Instruction to open an account, or to place or maintain Foreign Assets, in each country listed on Schedule A.  Following the receipt of Proper Instructions directing the Foreign Custody Manager to close the account of the Fund with the Eligible Foreign Custodian selected by the Foreign Custody Manager in a designated country, the delegation by the Board on behalf of the Fund to the Custodian as Foreign Custody Manager for that country shall be deemed to have been withdrawn and the Custodian shall immediately cease to be the Foreign Custody Manager with respect to such Fund with respect to that country.

The Foreign Custody Manager may withdraw its acceptance of delegated responsibilities with respect to a designated country upon written notice to the Fund.  Thirty days (or such longer period to which the parties agree in writing) after receipt of any such notice by the Fund, the Custodian shall have no further responsibility in its capacity as Foreign Custody Manager to the Fund with respect to the country as to which the Custodian’s acceptance of delegation is withdrawn; provided that such withdrawal shall have no effect on the liability of the Foreign Custody Manager for its acts and omissions prior to such withdrawal.

App.B-1

3.

Scope of Delegated Responsibilities:

(a)

Selection of Eligible Foreign Custodians.  Subject to the provisions of this Section A of this Appendix B, the Foreign Custody Manager may place and maintain the Foreign Assets in the care of the Eligible Foreign Custodian selected by the Foreign Custody Manager in each country listed on Schedule A, as amended from time to time.  In performing its delegated responsibilities as Foreign Custody Manager to place or maintain Foreign Assets with an Eligible Foreign Custodian, the Foreign Custody Manager shall determine that the Foreign Assets will be subject to reasonable care, based on the standards applicable to custodians in the country in which the Foreign Assets will be held by that Eligible Foreign Custodian, after considering all factors relevant to the safekeeping of such assets, including, without limitation the factors specified in Rule 17f-5(c)(1).

(b)

Contracts With Eligible Foreign Custodians.  The Foreign Custody Manager shall determine that the contract governing the foreign custody arrangements with each Eligible Foreign Custodian selected by the Foreign Custody Manager will satisfy the requirements of Rule 17f-5(c)(2).

(c)

Monitoring.  In each case in which the Foreign Custody Manager maintains Foreign Assets with an Eligible Foreign Custodian selected by the Foreign Custody Manager, the Foreign Custody Manager shall establish a system to monitor, in accordance with the requirements of Rule 17f-5(c)(3), (i) the appropriateness of maintaining the Foreign Assets with such Eligible Foreign Custodian and (ii) the performance of the contract governing the custody arrangements established by the Foreign Custody Manager with the Eligible Foreign Custodian.  In the event the Foreign Custody Manager determines that the custody arrangements with an Eligible Foreign Custodian it has selected are no longer appropriate, the Foreign Custody Manager shall notify the Board in accordance with Section A.5 of this Appendix B.

4.

Guidelines for the Exercise of Delegated Authority.  For purposes of Section A of this Appendix B, the Board shall be deemed to have considered and determined to accept such Country Risk as is incurred by placing and maintaining the Foreign Assets in each country for which the Custodian is serving as Foreign Custody Manager of the Fund.

5.

Reporting Requirements.  The Foreign Custody Manager shall report to the Board the withdrawal of the Foreign Assets from an Eligible Foreign Custodian and the placement of such Foreign Assets with another Eligible Foreign Custodian by providing to the Board an amended Schedule A at the end of the calendar quarter in which an amendment to such Schedule has occurred. The Foreign Custody Manager shall make written reports notifying the Board of any other material change in the foreign custody arrangements of the Fund described in Section A of this Appendix B after the occurrence of the material change as required by Section (b)(2) of Rule 17f-5.

6.

Standard of Care as Foreign Custody Manager of a Fund.  In performing the responsibilities delegated to it, the Foreign Custody Manager agrees to exercise reasonable care, prudence and diligence such as a person having responsibility for the safekeeping of assets of management investment companies registered under the 1940 Act would exercise.

App.B-2

7.

Representations with Respect to Rule 17f-5.  The Foreign Custody Manager represents to the Fund that it is a U.S. Bank as defined in section (a)(7) of Rule 17f-5.  The Fund represents to the Custodian that its Board has determined that it is reasonable for the Board to rely on the Custodian to perform the responsibilities delegated pursuant to this Agreement to the Custodian as the Foreign Custody Manager of the Fund.

8.

Effective Date and Termination of the Custodian as Foreign Custody Manager.  The Board’s delegation to the Custodian as Foreign Custody Manager of the Fund shall be effective as of the date hereof and shall remain in effect until terminated at any time, without penalty, by written notice from the terminating party to the non-terminating party.  Termination will become effective thirty (30) days after receipt by the non-terminating party of such notice.  The provisions of Section A.2 of this Appendix B shall govern the delegation to and termination of the Custodian as Foreign Custody Manager of the Fund with respect to designated countries.

B.  Eligible Securities Depositories.

1.

Analysis and Monitoring.  The Custodian shall (a) provide the Fund (or its duly-authorized investment manager or investment adviser) with an analysis of the custody risks associated with maintaining assets with the Eligible Securities Depositories set forth on Schedule B hereto in accordance with section (a)(1)(i)(A) of Rule 17f-7, and (b) monitor such risks on a continuing basis, and promptly notify the Fund (or its duly-authorized investment manager or investment adviser) of any material change in such risks, in accordance with section (a)(1)(i)(B) of Rule 17f-7.

2.

Standard of Care.  The Custodian agrees to exercise reasonable care, prudence and diligence in performing the duties set forth in Section B.1 of this Appendix B.

C.

Duties of the Custodian with Respect to Property of the Fund to be Held Outside the United States.

1.

Holding Securities.  The Custodian shall identify on its books as belonging to the Fund the foreign securities held by each Foreign Sub-Custodian or Foreign Securities System.  The Custodian may hold foreign securities for all of its customers, including the Fund, with any Foreign Sub-Custodian in an account that is identified as belonging to the Custodian for the benefit of its customers, provided however, that (i) the records of the Custodian with respect to foreign securities of the Fund which are maintained in such account shall identify those securities as belonging to the Fund and (ii), to the extent permitted and customary in the market in which the account is maintained, the Custodian shall require that securities so held by the Foreign Sub-Custodian be held separately from any assets of such Foreign Sub-Custodian or of other customers of such Foreign Sub-Custodian.

2.

Foreign Securities Systems.  Foreign securities shall be maintained in a Foreign Securities System in a designated country through arrangements implemented by the Custodian or a Foreign Sub-Custodian, as applicable, in such country.

App.B-3

3.

Transactions in Foreign Custody Account.

(a)

Delivery of Foreign Assets.  The Custodian or a Foreign Sub-Custodian shall release and deliver foreign securities of the Fund held by the Custodian or such Foreign Sub-Custodian, or in a Foreign Securities System account, only upon receipt of Proper Instructions, which may be continuing instructions when deemed appropriate by the parties, and only in the following cases:

(i)

Upon the sale of such foreign securities for the account of the Fund in accordance with commercially reasonable market practice in the country where such foreign securities are held or traded, which may include, without limitation: (A) delivery against expectation of receiving later payment; or (B) in the case of a sale effected through a Foreign Securities System, in accordance with the rules governing the operation of the Foreign Securities System;

(ii)

In connection with any repurchase agreement related to foreign securities;

(iii)

To the depository agent in connection with tender or other similar offers for foreign securities of the Fund;

(iv)

To the issuer thereof or its agent when such foreign securities are called, redeemed, retired or otherwise become payable;

(v)

To the issuer thereof, or its agent, for transfer into the name of the Custodian (or the name of the respective Foreign Sub-Custodian or of any nominee of the Custodian or such Foreign Sub-Custodian) or for exchange for a different number of bonds, certificates or other evidence representing the same aggregate face amount or number of units;

(vi)

To brokers, clearing banks or other clearing agents for examination or trade execution in accordance with market custom; provided that in any such case, the Foreign Sub-Custodian shall have no responsibility or liability for any loss arising from such delivery of such foreign securities prior to receiving payment for such foreign securities except as may arise from the Foreign Sub-Custodian’s own negligence or willful misconduct;

(vii)

For exchange or conversion pursuant to any plan of merger, consolidation, recapitalization, reorganization or readjustment of the securities of the issuer of such securities, or pursuant to provisions for conversion contained in such securities, or pursuant to any deposit agreement;

(viii)

In the case of warrants, rights or similar foreign securities, the surrender thereof in the exercise of such warrants, rights or similar securities or the surrender of interim receipts or temporary securities for definitive securities;

(ix)

For delivery as security in connection with any borrowing by the Fund requiring a pledge of assets by the Fund;

App.B-4

(x)

When required for delivery in connection with any redemption or repurchase of Shares in accordance with the provisions of Paragraph 3.J of this Agreement;

(xi)

In connection with trading in options and futures contracts, including delivery as original margin and variation margin;

(xi)

Upon the sale or other delivery of such foreign securities (including, without limitation, to one or more Tri-Party Custodians) as a free delivery, provided that applicable Proper Instructions shall set forth (A) the foreign securities to be delivered and (B) the person or persons to whom delivery shall be made;

(xii)

In connection with the lending of foreign securities; and

(xiii)

For any other proper corporate purpose, but only upon receipt of Proper Instructions specifying (A) the foreign securities to be delivered and (B) the person or persons to whom delivery of such securities shall be made.

(b)

Payment of Fund Monies.  Upon receipt of Proper Instructions, which may be continuing instructions when deemed appropriate by the parties, the Custodian shall pay out, or direct the respective Foreign Sub-Custodian or the respective Foreign Securities System to pay out, monies of the Fund in the following cases only:

(i)

Upon the purchase of foreign securities or other assets for the Fund, unless otherwise directed by Proper Instructions, by (A) delivering money to the seller thereof or to a dealer therefor (or an agent for such seller or dealer) against expectation of receiving later delivery of such foreign securities; or (B) in the case of a purchase effected through a Foreign Securities System, in accordance with the rules governing the operation of such Foreign Securities System;

(ii)

In connection with the conversion, exchange or surrender of foreign securities of the Fund;

(iii)

When required for the reduction or redemption of an interest in the Fund in accordance with the provisions of Paragraph 3.J of this Agreement;

(iv)

For the payment of any expense or liability of the Fund, including but not limited to the following payments:  interest, taxes, investment advisory fees, transfer agency fees, fees under this Agreement, legal fees, accounting fees, and other operating expenses;

(v)

For the purchase or sale of foreign exchange or foreign exchange contracts for the Fund, including transactions executed with or through the Custodian or its Foreign Sub-Custodians;

(vi)

In connection with trading in options and futures contracts, including delivery as original margin and variation margin;

App.B-5

(vii)

Upon the purchase of foreign investments including, without limitation, repurchase agreement transactions involving delivery of Fund monies to Tri-Party Custodian(s), as a free delivery, provided that applicable Proper Instructions shall set forth (A) the amount of such payment and (B) the person(s) to whom such payment is made;

(viii)

For payment of part or all of the dividends received in respect of securities sold short;

(ix)

In connection with the borrowing or lending of foreign securities;

(x)

The Custodian may repay any Fund borrowing against redelivery to it of the securities pledged or hypothecated therefor and surrender of the note or notes evidencing the loan (which need not be simultaneous unless so specified in such Proper Instructions): and

(xi)

For any other proper corporate purpose, but only upon receipt of Proper Instructions specifying (A) the amount of such payment and (B) the person or persons to whom such payment is to be made.

(c)

Market Conditions.  Notwithstanding any provision of this Agreement to the contrary, settlement and payment for Foreign Assets received for the account of the Fund and delivery of Foreign Assets maintained for the account of the Fund may be effected in accordance with the customary established securities trading or processing practices and procedures in the country or market in which the transaction occurs, including, without limitation, delivering Foreign Assets to the purchaser thereof or to a dealer therefor (or an agent for such purchaser or dealer) with the expectation of receiving later payment for such Foreign Assets from such purchaser or dealer.

The Custodian shall provide to the Board the information described on Schedule C hereto, at the time or times set forth on such Schedule, with respect to custody and settlement practices in countries in which the Custodian employs a Foreign Sub-Custodian.  The Custodian may revise Schedule C from time to time, provided that no such revision shall result in the Board being provided with substantively less information than had been previously provided hereunder.

4.

Registration of Foreign Securities.  The foreign securities maintained in the custody of a Foreign Sub-Custodian (other than bearer securities) shall be registered in the name of the applicable Fund or in the name of the Custodian or in the name of any Foreign Sub-Custodian or in the name of any nominee of the foregoing, and the Fund agrees to hold any such nominee harmless from any liability as a holder of record of such foreign securities.  The Custodian or a Foreign Sub-Custodian shall not be obligated to accept securities on behalf of the Fund under the terms of this Agreement unless the form of such securities and the manner in which they are delivered are in accordance with reasonable market practice.

5.

Bank Accounts.  The Custodian shall identify on its books as belonging to the applicable Fund cash (including cash denominated in foreign currencies) deposited with the Custodian.  Where the Custodian is unable to maintain, or market practice does not facilitate the maintenance of, cash on the books of the Custodian, a bank account or bank

App.B-6

accounts shall be opened and maintained outside the United States on behalf of the Fund with a Foreign Sub-Custodian.  All accounts referred to in this Section shall be subject only to draft or order by the Custodian (or, if applicable, such Foreign Sub-Custodian) acting pursuant to the terms of this Agreement to hold cash received by or from or for the account of the Fund.  Cash maintained on the books of the Custodian (including its branches, subsidiaries and affiliates), regardless of currency denomination, is maintained in bank accounts established under, and subject to the laws of, The Commonwealth of Massachusetts.

6.

Collection of Income.  The Custodian shall use reasonable commercial efforts to collect all income and other payments with respect to the Foreign Assets held hereunder to which the Fund shall be entitled.  In the event that extraordinary measures are required to collect such income, the Fund and the Custodian shall consult as to such measures and as to the compensation and expenses of the Custodian relating to such measures.  The Custodian shall credit income to the applicable Fund as such income is received or in accordance with Custodian’s then current payable date income schedule.  Any credit to the Fund in advance of receipt may be reversed when the Custodian determines that payment will not occur in due course and the Fund may be charged at the Custodian’s applicable rate for time credited.  Income on securities loaned other than from the Custodian’s securities lending program shall be credited as received.

The Custodian shall use reasonable commercial efforts to receive and collect all stock dividends, rights and other items of like nature, and deal with the same pursuant to Proper Instructions relative thereto.

7.

Shareholder Rights.  With respect to the foreign securities held pursuant to this Section C of Appendix B, the Custodian shall use reasonable commercial efforts to facilitate the exercise of voting and other shareholder rights, subject always to the laws, regulations and practical constraints that may exist in the country where such securities are issued.  The Fund acknowledges that local conditions, including lack of regulation, onerous procedural obligations, lack of notice and other factors may have the effect of severely limiting the ability of the Fund to exercise shareholder rights.

8.

Communications Relating to Foreign Securities.  The Custodian shall transmit promptly to the Fund written information with respect to materials received by the Custodian via the Foreign Sub-Custodians from issuers of the foreign securities being held for the account of the Fund (including, without limitation, pendency of calls and maturities of foreign securities and expirations of rights in connection therewith).  With respect to tender or exchange offers, the Custodian shall transmit promptly to the Fund written information with respect to materials so received by the Custodian from issuers of the foreign securities whose tender or exchange is sought or from the party (or its agents) making the tender or exchange offer.  The Custodian shall not be liable for any untimely exercise of any tender, exchange or other right or power in connection with foreign securities or other property of the Fund at any time held by it unless (i) the Custodian or the respective Foreign Sub-Custodian is in actual possession of such foreign securities or property and (ii) the Custodian receives Proper Instructions with regard to the exercise of any such right or power, and both (i) and (ii) occur at least three business days prior to the date on which the Custodian is to take action to exercise such right or power.  The Custodian shall also transmit promptly to the Fund all written information received by the Custodian via the

App.B-7

Foreign Sub-Custodians from issuers of the foreign securities being held for the account of the Fund regarding any class action or other litigation in connection with Fund foreign securities or other assets issued outside the United States and then held, or previously held, during the term of this Agreement by the Custodian via a Foreign Sub-Custodian for the account of the Fund, including, but not limited to, opt-out notices and proof-of-claim forms. For avoidance of doubt, upon and after the effective date of any termination of this Agreement, with respect to the Fund, the Custodian shall have no responsibility to so transmit any information under this Section C.8 of Appendix B.

9.

Liability of Foreign Sub-Custodians.  Each agreement pursuant to which the Custodian employs a Foreign Sub-Custodian shall, to the extent possible, require the Foreign Sub-Custodian to exercise reasonable care in the performance of its duties, and to indemnify, and hold harmless, the Custodian from and against any loss, damage, cost, expense, liability or claim arising out of or in connection with the Foreign Sub-Custodian’s performance of such obligations.  At a Fund’s election, the Fund shall be entitled to be subrogated to the rights of the Custodian with respect to any claims against a Foreign Sub-Custodian as a consequence of any such loss, damage, cost, expense, liability or claim if and to the extent that the Fund has not been made whole for any such loss, damage, cost, expense, liability or claim.

10.

Liability of Custodian.  The Custodian shall be liable for the acts or omissions of a Foreign Sub-Custodian to the same extent as set forth with respect to Subcustodians generally in this Agreement and, regardless of whether assets are maintained in the custody of a Foreign Sub-Custodian or a Foreign Securities System, the Custodian shall not be liable for any loss, damage, cost, expense, liability or claim resulting from nationalization, expropriation, currency restrictions, or acts of war or terrorism, or any other loss where the Sub-Custodian has otherwise acted with reasonable care.

App.B-8

State Street Global Custody NetworkJune 30, 2013

SUBCUSTODIANS – SCHEDULE A

MARKET

SUBCUSTODIAN

Argentina

Citibank, N.A.

Australia

Citigroup Pty. Limited

The Hongkong and Shanghai Banking Corporation Limited

Austria

Deutsche Bank AG

UniCredit Bank Austria AG

Bahrain

HSBC Bank Middle East Limited

(as delegate of The Hongkong and Shanghai Banking Corporation Limited)

Bangladesh

Standard Chartered Bank

Belgium

Deutsche Bank AG, Netherlands (operating through its Amsterdam branch with support from its Brussels branch)

Benin

via Standard Chartered Bank Côte d’Ivoire S.A., Abidjan, Ivory Coast

Bermuda

HSBC Bank Bermuda Limited

Federation of

UniCredit Bank d.d.

Bosnia and Herzegovina

Botswana

Standard Chartered Bank Botswana Limited

Brazil

Citibank, N.A.

Bulgaria

ING Bank N.V.

UniCredit Bulbank AD

Burkina Faso

via Standard Charted Bank Côte d’Ivoire S.A., Abidjan, Ivory Coast

Canada

State Street Trust Company Canada

Chile

Banco Itaú Chile

People’s Republic

HSBC Bank (China) Company Limited

of China

(as delegate of The Hongkong and Shanghai Banking Corporation Limited)

China Construction Bank Corporation (for A-share market only)

Colombia

Cititrust Colombia S.A. Sociedad Fiduciaria

Costa Rica

Banco BCT S.A.

Croatia

Privredna Banka Zagreb d.d.

Zagrebacka Banka d.d.

Cyprus

BNP Paribas Securities Services, S.C.A., Greece (operating through its Athens branch)

Czech Republic

Československá obchodní banka, a.s.

UniCredit Bank Czech Republic a.s.

LIMITED ACCESS

STATE STREET GLOBAL CUSTODY NETWORK SUBCUSTODIANS

Denmark

Skandinaviska Enskilda Banken AB (publ), Sweden (operating through its Copenhagen branch)

Ecuador

Banco de la Producción S.A. PRODUBANCO

Egypt

HSBC Bank Egypt S.A.E.

(as delegate of The Hongkong and Shanghai Banking Corporation Limited)

Estonia

AS SEB Pank

Finland

Skandinaviska Enskilda Banken AB (publ), Sweden (operating through its Helsinki branch)

France

Deutsche Bank AG, Netherlands (operating through its Amsterdam branch with support from its Paris branch)

Republic of Georgia

JSC Bank of Georgia

Germany

Deutsche Bank AG

Ghana

Standard Chartered Bank Ghana Limited

Greece

BNP Paribas Securities Services, S.C.A.

Guinea-Bissau

via Standard Chartered Bank Côte d’Ivoire S.A., Abidjan, Ivory Coast

Hong Kong

Standard Chartered Bank (Hong Kong) Limited

Hungary

UniCredit Bank Hungary Zrt.

Iceland

Landsbankinn hf.

India

Deutsche Bank AG

The Hongkong and Shanghai Banking Corporation Limited

Indonesia

Deutsche Bank AG

Ireland

State Street Bank and Trust Company, United Kingdom branch

Israel

Bank Hapoalim B.M.

Italy

Deutsche Bank S.p.A.

Ivory Coast

Standard Chartered Bank Côte d’Ivoire S.A.

Japan

Mizuho Bank, Limited

The Hongkong and Shanghai Banking Corporation Limited

Jordan

HSBC Bank Middle East Limited

(as delegate of The Hongkong and Shanghai Banking Corporation Limited)

Kazakhstan

SB HSBC Bank Kazakhstan JSC

(as delegate of The Hongkong and Shanghai Banking Corporation Limited)

Kenya

Standard Chartered Bank Kenya Limited

Republic of Korea

Deutsche Bank AG

The Hongkong and Shanghai Banking Corporation Limited

Kuwait

HSBC Bank Middle East Limited

(as delegate of The Hongkong and Shanghai Banking Corporation Limited)

2

LIMITED ACCESS

STATE STREET GLOBAL CUSTODY NETWORK SUBCUSTODIANS

Latvia

AS SEB banka

Lebanon

HSBC Bank Middle East Limited

(as delegate of The Hongkong and Shanghai Banking Corporation Limited)

Lithuania

AB SEB bankas

Malaysia

Deutsche Bank (Malaysia) Berhad

Standard Chartered Bank Malaysia Berhad

Mali

via Standard Chartered Bank Côte d’Ivoire S.A., Abidjan, Ivory Coast

Mauritius

The Hongkong and Shanghai Banking Corporation Limited

Mexico

Banco Nacional de México, S.A.

Morocco

Citibank Maghreb

Namibia

Standard Bank Namibia Limited

Netherlands

Deutsche Bank AG

New Zealand

The Hongkong and Shanghai Banking Corporation Limited

Niger

via Standard Chartered Bank Côte d’Ivoire S.A., Abidjan, Ivory Coast

Nigeria

Stanbic IBTC Bank Plc.

Norway

Skandinaviska Enskilda Banken AB (publ), Sweden (operating through its Oslo branch)

Oman

HSBC Bank Oman S.A.O.G.

(as delegate of The Hongkong and Shanghai Banking Corporation Limited)

Pakistan

Deutsche Bank AG

Palestine

HSBC Bank Middle East Limited

(as delegate of The Hongkong and Shanghai Banking Corporation Limited)

Peru

Citibank del Perú, S.A.

Philippines

Deutsche Bank AG

Poland

Bank Handlowy w Warszawie S.A.

Portugal

BNP Paribas Securities Services, S.C.A., Paris (operating through its Lisbon branch with support from its Paris branch)

Deutsche Bank AG, Netherlands (operating through its Amsterdam branch with support from its Lisbon branch)

Puerto Rico

Citibank N.A.

Qatar

HSBC Bank Middle East Limited

(as delegate of The Hongkong and Shanghai Banking Corporation Limited)

Romania

ING Bank N.V.

Russia

ING Bank (Eurasia) ZAO

Saudia Arabia

HSBC Saudi Arabia Limited

(as delegate of The Hongkong and Shanghai Banking Corporation Limited)

3

LIMITED ACCESS

STATE STREET GLOBAL CUSTODY NETWORK SUBCUSTODIANS

Senegal

via Standard Chartered Bank Côte d’Ivoire S.A., Abidjan, Ivory Coast

Serbia

UniCredit Bank Serbia JSC

Singapore

Citibank N.A.

United Overseas Bank Limited

Slovak Republic

Československá obchodná banka, a.s.

UniCredit Bank Slovakia a.s.

Slovenia

UniCredit Banka Slovenija d.d.

South Africa

FirstRand Bank Limited

Standard Bank of South Africa Limited

Spain

Deutsche Bank S.A.E.

Sri Lanka

The Hongkong and Shanghai Banking Corporation Limited

Republic of Srpska

UniCredit Bank d.d.

Swaziland

Standard Bank Swaziland Limited

Sweden

Skandinaviska Enskilda Banken AB (publ)

Switzerland

Credit Suisse AG

UBS AG

Taiwan - R.O.C.

Deutsche Bank AG

Standard Chartered Bank (Taiwan) Limited

Thailand

Standard Chartered Bank (Thai) Public Company Limited

Togo

via Standard Chartered Bank Côte d’Ivoire S.A., Abidjan, Ivory Coast

Trinidad & Tobago

Republic Bank Limited

Tunisia

Banque Internationale Arabe de Tunisie

Turkey

Citibank, A.Ş.

Deutsche Bank A.Ş.

Uganda

Standard Chartered Bank Uganda Limited

Ukraine

ING Bank Ukraine

United Arab Emirates –

HSBC Bank Middle East Limited

Dubai Financial Market

(as delegate of The Hongkong and Shanghai Banking Corporation Limited)

United Arab Emirates –

HSBC Bank Middle East Limited

Dubai International

(as delegate of The Hongkong and Shanghai Banking Corporation Limited)

Financial Center

United Arab Emirates –

HSBC Bank Middle East Limited

Abu Dhabi

(as delegate of The Hongkong and Shanghai Banking Corporation Limited)

United Kingdom

State Street Bank and Trust Company, United Kingdom branch

Uruguay

Banco Itaú Uruguay S.A.

4

LIMITED ACCESS

STATE STREET GLOBAL CUSTODY NETWORK SUBCUSTODIANS

Venezuela

Citibank, N.A.

Vietnam

HSBC Bank (Vietnam) Limited

Zambia

Standard Chartered Bank Zambia Plc.

Zimbabwe

Stanbic Bank Zimbabwe Limited (as delegate of Standard Bank of South Africa Limited)

5

LIMITED ACCESS

State Street Global Custody NetworkJune 30, 2013

DEPOSITORIES OPERATING IN NETWORK MARKETS – SCHEDULE B

MARKET

DEPOSITORY

Argentina

Caja de Valores S.A.

Australia

Austraclear Limited

Austria

Oesterreichische Kontrollbank AG (Wertpapiersammelbank Division)

Bahrain

Clearing, Settlement, Depository and Registry System of the Bahrain Bourse

Bangladesh

Bangladesh Bank

Central Depository Bangladesh Limited

Belgium

Euroclear Belgium

National Bank of Belgium

Benin

Dépositaire Central – Banque de Règlement

Bermuda

Bermuda Securities Depository

Federation of

Registar vrijednosnih papira u Federaciji Bosne i Hercegovine, d.d.

Bosnia and Herzegovina

Botswana

Bank of Botswana

Central Securities Depository Company of Botswana Ltd.

Brazil

Central de Custódia e de Liquidação Financeira de Títulos Privados (CETIP)

Companhia Brasileira de Liquidação e Custódia

Sistema Especial de Liquidação e de Custódia (SELIC)

Bulgaria

Bulgarian National Bank

Central Depository AD

Burkina Faso

Dépositaire Central – Banque de Règlement

Canada

The Canadian Depository for Securities Limited

Chile

Depósito Central de Valores S.A.

People’s Republic

China Securities Depository and Clearing Corporation Limited, Shanghai Branch

of China

China Securities Depository and Clearing Corporation Limited, Shenzhen Branch

China Central Depository and Clearing Co., Ltd.

Colombia

Depósito Central de Valores

Depósito Centralizado de Valores de Colombia S.A. (DECEVAL)

Costa Rica

Central de Valores S.A.

Croatia

Središnje klirinško depozitarno društvo d.d.

Cyprus

Central Depository and Central Registry

Czech Republic

Centrální depozitář cenných papírů, a.s.

Czech National Bank

LIMITED ACCESS

STATE STREET GLOBAL CUSTODY NETWORK SUBCUSTODIANS

Denmark

VP Securities A/S

Egypt

Central Bank of Egypt

Misr for Central Clearing, Depository and Registry S.A.E.

Estonia

AS Eesti Väärtpaberikeskus

Finland

Euroclear Finland

France

Euroclear France

Republic of Georgia

Georgian Central Securities Depository

National Bank of Georgia

Germany

Clearstream Banking AG, Frankfurt

Ghana

Central Securities Depository (Ghana) Limited

GSE Securities Depository Company Limited

Greece

Bank of Greece, System for Monitoring Transactions in Securities in Book-Entry Form

Kentriko Apothetirio Aksion, a department of Hellenic Exchanges S.A. Holding

Guinea-Bissau

Dépositaire Central – Banque de Règlement

Hong Kong

Central Moneymarkets Unit

Hong Kong Securities Clearing Company Limited

Hungary

Központi Elszámolóház és Értéktár (Budapesti) Zrt. (KELER)

Iceland

Icelandic Securities Depository Limited

India

Central Depository Services (India) Limited

National Securities Depository Limited

Reserve Bank of India

Indonesia

Bank Indonesia

PT Kustodian Sentral Efek Indonesia

Ireland

Euroclear UK & Ireland Limited *

Euroclear Bank S.A./N.V.

Israel

Tel Aviv Stock Exchange Clearing House Ltd. (TASE Clearing House)

Italy

Monte Titoli S.p.A.

Ivory Coast

Dépositaire Central – Banque de Règlement

Japan

Bank of Japan – Financial Network System

Japan Securities Depository Center (JASDEC) Incorporated

Jordan

Central Bank of Jordan

Securities Depository Center

Kazakhstan

Central Securities Depository

Kenya

Central Bank of Kenya

Central Depository and Settlement Corporation Limited

Republic of Korea

Korea Securities Depository

7

LIMITED ACCESS

STATE STREET GLOBAL CUSTODY NETWORK SUBCUSTODIANS

Kuwait

Kuwait Clearing Company

Latvia

Latvian Central Depository

Lebanon

Banque du Liban

Custodian and Clearing Center of Financial Instruments

for Lebanon and the Middle East (Midclear) S.A.L.

Lithuania

Central Securities Depository of Lithuania

Malaysia

Bank Negara Malaysia

Bursa Malaysia Depository Sdn. Bhd.

Mali

Dépositaire Central – Banque de Règlement

Mauritius

Bank of Mauritius

Central Depository and Settlement Co. Limited

Mexico

S.D. Indeval, S.A. de C.V.

Morocco

Maroclear

Namibia

Bank of Namibia

Netherlands

Euroclear Nederland

New Zealand

New Zealand Central Securities Depository Limited

Niger

Dépositaire Central – Banque de Règlement

Nigeria

Central Bank of Nigeria

Central Securities Clearing System Limited

Norway

Verdipapirsentralen

Oman

Muscat Clearing & Depository Company S.A.O.C.

Pakistan

Central Depository Company of Pakistan Limited

State Bank of Pakistan

Palestine

Clearing, Depository and Settlement system, a department of the Palestine Securities Exchange

Peru

CAVALI S.A. Institución de Compensación y Liquidación de Valores

Philippines

Philippine Depository & Trust Corporation

Registry of Scripless Securities (ROSS) of the Bureau of the Treasury

Poland

Rejestr Papierów Wartościowych

Krajowy Depozyt Papierów Wartościowych, S.A.

Portugal

INTERBOLSA - Sociedad Gestora de Sistemas

de Liquidação e de Sistemas Centralizados de Valores Mobiliários, S.A.

Qatar

Central Clearing and Registration (CCR), a department of the Qatar Exchange

Romania

National Bank of Romania

S.C. Depozitarul Central S.A.

Russia

National Settlement Depository

8

LIMITED ACCESS

STATE STREET GLOBAL CUSTODY NETWORK SUBCUSTODIANS

Saudi Arabia

Saudi Arabian Monetary Agency

Tadawul Central Securities Depository

Senegal

Dépositaire Central – Banque de Règlement

Serbia

Central Registrar, Depository and Clearinghouse

Singapore

Monetary Authority of Singapore

The Central Depository (Pte.) Limited

Slovak Republic

Centrálny depozitár cenných papierov SR, a.s.

Slovenia

KDD - Centralna klirinško depotna družba d.d.

South Africa

Strate Limited

Spain

IBERCLEAR

Sri Lanka

Central Bank of Sri Lanka

Central Depository System (Pvt) Limited

Republic of Srpska

Central Registry of Securities in the Republic of Srpska JSC

Sweden

Euroclear Sweden

Switzerland

SIX SIS AG

Taiwan - R.O.C.

Central Bank of the Republic of China (Taiwan)

Taiwan Depository and Clearing Corporation

Thailand

Thailand Securities Depository Company Limited

Togo

Dépositaire Central – Banque de Règlement

Trinidad and Tobago

Central Bank of Trinidad and Tobago

Trinidad and Tobago Central Depository Limited

Tunisia

Société Tunisienne Interprofessionelle pour la

Compensation et le Dépôt des Valeurs Mobilières (STICODEVAM)

Turkey

Central Bank of Turkey

Central Registry Agency

Uganda

Bank of Uganda

Securities Central Depository

Ukraine

National Depository of Ukraine

Public Joint Stock Company Settlement Center

United Arab Emirates -

Clearing, Settlement, Depository and Registry department

Abu Dhabi

of the Abu Dhabi Securities Exchange

United Arab Emirates -

Clearing and Depository System, a department of the Dubai Financial Market

Dubai Financial Market

United Arab Emirates -

Central Securities Depository, owned and operated by NASDAQ Dubai Limited

Dubai International

Financial Center

United Kingdom

Euroclear UK & Ireland Limited *

9

LIMITED ACCESS

STATE STREET GLOBAL CUSTODY NETWORK SUBCUSTODIANS

Uruguay

Banco Central del Uruguay

Venezuela

Banco Central de Venezuela

Caja Venezolana de Valores

Vietnam

Vietnam Securities Depository

Zambia

Bank of Zambia

LuSE Central Shares Depository Limited

TRANSNATIONAL

Euroclear Bank S.A./N.V.

Clearstream Banking, S.A.

**  Euroclear UK & Ireland Limited (EUI) serves as depository for GBP- and EUR-denominated money market instruments. Also, EUI utilizes its CREST system to facilitate settlement for eligible securities in the UK and Ireland, with securities ownership recorded at the relevant issuer’s registrar.

10

LIMITED ACCESS

State Street Global Custody NetworkJune 30, 2013

SCHEDULE C

Publication/Type of Information

Brief Description

(scheduled frequency)

The Guide to Custody in World Markets

An overview of settlement and safekeeping procedures,

(hardcopy annually and regular

custody practices and foreign investor considerations for the website updates)

markets in which State Street offers custodial services.

Global Custody Network Review

Information relating to Foreign Sub-Custodians in State Street’s

(annually)

Global Custody Network.  The Review stands as an integral part of the materials that State Street provides to its U.S. mutual fund clients to assist them in complying with SEC Rule 17f-5. The Review also gives insight into State Street’s market expansion and Foreign Sub-Custodian selection processes, as well as the procedures and controls used to monitor the financial condition and performance of our Foreign Sub-Custodian banks.

Securities Depository Review

Custody risk analyses of the Foreign Securities Depositories presently

(annually)

operating in Network markets.  This publication is an integral part of the materials that State Street provides to its U.S. mutual fund clients to meet informational obligations created by SEC Rule 17f-7.

Global Legal Survey

With respect to each market in which State Street offers custodial

(annually)

services, opinions relating to whether local law restricts (i) access of a fund’s independent public accountants to books and records of a Foreign Sub-Custodian or Foreign Securities System, (ii) a fund’s ability to recover in the event of bankruptcy or insolvency of a Foreign Sub-Custodian or Foreign Securities System, (iii) a fund’s ability to recover in the event of a loss by a Foreign Sub-Custodian or Foreign Securities System, and (iv) the ability of a foreign investor to convert cash and cash equivalents to U.S. dollars.

Subcustodian Agreements

Copies of the contracts that State Street has entered into with each

(annually)

Foreign Sub-Custodian that maintains U.S. mutual fund assets in the markets in which State Street offers custodial services.

Global Market Bulletin

Information on changing settlement and custody conditions in

(daily or as necessary)

markets where State Street offers custodial services.

Includes changes in market and tax regulations, depository developments, dematerialization information, as well as other market changes that may impact State Street’s clients.

Foreign Custody Advisories

For those markets where State Street offers custodial

(as necessary)

services that exhibit special risks or infrastructures impacting custody, State Street issues market advisories to highlight

those unique market factors which might impact our ability to offer recognized custody service levels.

Material Change Notices

Informational letters and accompanying materials confirming

(presently on a quarterly basis or

State Street’s foreign custody arrangements, including a

as otherwise necessary)

summary of material changes with Foreign Sub-Custodians that have occurred during the previous quarter. The notices also identify any material changes in the custodial risks associated with maintaining assets with Foreign Securities Depositories

LIMITED ACCESS

Appendix C

Remote Access Services Addendum

ADDENDUM to that certain Amended and Restated Master Custodian Agreement dated as of September 1, 2013 (the “Custodian Agreement”) between each investment company listed on Appendix A (as amended from time to time as provided therein), severally and not jointly (the “Customer”) and State Street Bank and Trust Company, including its subsidiaries and affiliates (“State Street”).

State Street has developed and/or utilizes proprietary or third-party accounting and other systems in conjunction with the services that State Street provides to the Customer.  In this regard, State Street maintains certain information in databases under its ownership and/or control that it makes available to its customers (the “Remote Access Services”).

The Services

State Street agrees to provide the Customer, and its investment advisers, sub-advisers, administrators, consultants or other third parties who agree to abide by the terms of this Addendum (“Authorized Designees”) with access to State Street proprietary and third-party systems as may be offered by State Street from time to time (each, a “System”) on a remote basis.  The Authorized Designees as of the date of this Addendum are listed on Annex A.  Additional Authorized Designees may be added upon written notice from the Customer to State Street.

Security Procedures

The Customer agrees to comply, and to cause its Authorized Designees to comply, with remote access operating standards and procedures provided by State Street to you and with user identification or other password control requirements and other security devices and procedures as may be issued or required from time to time by State Street or its third-party vendors for use of the System and access to the Remote Access Services.  The Customer is responsible for any use and/or misuse of the System and Remote Access Services by its Authorized Designees.  The Customer agrees to advise State Street immediately in the event that it learns or has reason to believe that any person to whom it has given access to the System or the Remote Access Services has violated or intends to violate the terms of this Addendum and the Customer will cooperate with State Street in seeking injunctive or other equitable relief.  The Customer agrees to discontinue use of the System and Remote Access Services, if requested, for any security reasons cited by State Street and State Street may restrict access of the System and Remote Access Services by the Customer or any Authorized Designee for security reasons or noncompliance with the terms of this Addendum at any time.

Fees

Fees and charges for the use of the System and the Remote Access Services and related payment terms shall be as set forth in the Fee Schedule to the Custodian Agreement

App.C-1

(the “Fee Schedule”).  The Customer shall be responsible for any tariffs, duties or taxes imposed or levied by any government or governmental agency by reason of the transactions contemplated by this Addendum, including, without limitation, federal, state and local taxes, use, value added and personal property taxes (other than income, franchise or similar taxes which may be imposed or assessed against State Street).  Any claimed exemption from such tariffs, duties or taxes shall be supported by proper documentary evidence delivered to State Street.

Proprietary Information/Injunctive Relief

The System and Remote Access Services described herein and the databases, computer programs, screen formats, report formats, interactive design techniques, formulae, processes, systems, software, knowhow, algorithms, programs, training aids, printed materials, methods, books, records, files, documentation and other information made available to the Customer by State Street as part of the Remote Access Services and through the use of the System and all copyrights, patents, trade secrets and other proprietary and intellectual property rights of State Street and third-party vendors related thereto are the exclusive, valuable and confidential proprietary property of State Street and its relevant licensors and third-party vendors (the “Proprietary Information”).  The Customer agrees on behalf of itself and its Authorized Designees to keep the Proprietary Information confidential and to limit access to its employees and Authorized Designees (under a similar duty of confidentiality) who require access to the System for the purposes intended.  The foregoing shall not apply to Proprietary Information (i) in the public domain, (ii) required by law to be made public, (iii) with respect to Proprietary Information provided to the Customer’s independent registered public accounting firm, required to be made public pursuant to such firm’s governing rules, regulations or licensing requirements, (iv) independently developed by an Authorized Designee without reference to any Proprietary Information and is clearly documented as such, or (v) in the possession of an Authorized Designee on a non-confidential basis prior to disclosure under this Addendum and is clearly documented as such.

The Customer agrees to use the Remote Access Services only in connection with the proper purposes of this Addendum.  The Customer will not, and will cause its employees and Authorized Designees not to, (i) permit any third party (other than an Authorized Designee) to use the System or the Remote Access Services, (ii) sell, rent, license or otherwise use the System or the Remote Access Services in the operation of a service bureau or for any purpose other than as expressly authorized under this Addendum, (iii) use the System or the Remote Access Services for any fund, trust or other investment vehicle without the prior written consent of State Street, or (iv) allow or cause any information transmitted from State Street's databases, including data from third-party sources, available through use of the System or the Remote Access Services, to be published, redistributed or retransmitted for other than use for or on behalf of the Customer, as State Street’s Customer.

The Customer agrees that neither it nor its Authorized Designees will modify the System in any way; enhance, copy or otherwise create derivative works based upon the System; nor will the Customer or Customer’s Authorized Designees reverse engineer, decompile or otherwise attempt to secure the source code for all or any part of the System.

App.C-2

The Customer acknowledges that the disclosure of any Proprietary Information, or of any information which at law or equity ought to remain confidential, will immediately give rise to continuing irreparable injury to State Street or its third-party licensors and vendors inadequately compensable in damages at law and that State Street shall be entitled to obtain immediate injunctive relief against the breach or threatened breach of any of the foregoing undertakings, in addition to any other legal remedies which may be available.

Limited Warranties

State Street represents and warrants that it is the owner of and/or has the right to grant access to the System and to provide the Remote Access Services contemplated herein.  Because of the nature of computer information technology, including but not limited to the use of the Internet, and the necessity of relying upon third-party sources, and data and pricing information obtained from third parties, the System and Remote Access Services are provided “AS IS” without warranty express or implied including as to availability of the System, and the Customer and its Authorized Designees shall be solely responsible for the use of the System and Remote Access Services and investment decisions, results obtained, regulatory reports and statements produced using the Remote Access Services.  State Street and its relevant licensors and third-party vendors will not be liable to the Customer or its Authorized Designees for any direct or indirect, special, incidental, punitive or consequential damages arising out of or in any way connected with the System or the Remote Access Services, nor shall any party be responsible for delays or nonperformance under this Addendum to the extent arising out of any cause or event beyond such party’s control.

EXCEPT AS EXPRESSLY SET FORTH IN THIS ADDENDUM, STATE STREET, FOR ITSELF AND ITS RELEVANT LICENSORS AND THIRD-PARTY VENDORS EXPRESSLY DISCLAIMS ANY AND ALL WARRANTIES CONCERNING THE SYSTEM AND THE SERVICES TO BE RENDERED HEREUNDER, WHETHER EXPRESS OR IMPLIED, INCLUDING WITHOUT LIMITATION ANY WARRANTY OF MERCHANTIBILITY OR FITNESS FOR A PARTICULAR PURPOSE.

Infringement

State Street will defend or, at its option, settle any claim or action brought against the Customer to the extent that it is based upon an assertion that access to or use of State Street proprietary systems by the Customer under this Addendum constitutes direct infringement of any United States patent or copyright or misappropriation of a trade secret, provided that the Customer notifies State Street promptly in writing of any such claim or proceeding and cooperates with State Street in the defense of such claim or proceeding and allows State Street sole control over such claim or proceeding.  Should the State Street proprietary system or any part thereof become, or in State Street’s opinion be likely to become, the subject of a claim of infringement or the like under any applicable patent, copyright or trade secret laws, State Street shall have the right, at State Street's sole option, to (i) procure for the Customer the right to continue using the State Street proprietary system (ii) replace or modify the State Street proprietary system so that the State Street proprietary system becomes noninfringing, or (iii) terminate this Addendum without further obligation.  This section constitutes the sole remedy available to the Customer for the matters described in this section.

App.C-3

Termination

Either party to the Custodian Agreement may terminate this Addendum (i) for any reason by giving the other party at least one-hundred and eighty (180) days' prior written notice in the case of notice of termination by State Street to the Customer or thirty (30) days' notice in the case of notice from the Customer to State Street of termination, or (ii) immediately for failure of the other party to comply with any material term and condition of the Addendum by giving the other party written notice of termination.  This Addendum shall in any event terminate within ninety (90) days after the termination of any service agreement applicable to the Customer.  The Customer’s use of any third-party System is contingent upon its compliance with any terms and conditions of use of such System imposed by such third party and State Street’s continued access to, and use of, such third-party System.  In the event of termination, the Customer will, at State Street’s option, destroy (and certify such destruction to State Street in writing) or return to State Street all copies of documentation and other confidential information in its possession or in the possession of its Authorized Designees and immediately cease access to the System and Remote Access Services, except that any documentation required by law (or, in the case of documentation provided to the Customer’s independent registered public accounting firm, required pursuant to such firm’s governing rules, regulations or licensing requirements) to be retained by the Customer or an Authorized Designee may be so retained, provided it shall remain subject to this Addendum.  Complete and permanent deletion from the computer constitutes destruction of information held on a computer.  The foregoing provisions with respect to confidentiality and infringement will survive termination for a period of three (3) years.

Miscellaneous

This Addendum constitutes the entire understanding of the parties to the Custodian Agreement with respect to access to the System and the Remote Access Services.  This Addendum cannot be modified or altered except in a writing duly executed by each of State Street and the Customer and shall be governed by and construed in accordance with the laws of the Commonwealth of Massachusetts.

It is understood that any prior terms of access by the Customer or Authorized Designees to the System shall be superseded by the understandings and agreements contained herein.

Each Eaton Vance Fund (a “Fund”) is a portfolio series of a Massachusetts business trust formed under a declaration of trust (with respect to such Fund, referred to herein as a “Trust”). The obligations of this Addendum with respect to a Fund are binding only upon the assets and property of such series and are not binding upon any other series of its respective Trust, and all persons dealing with such Fund must look solely to the property of the Fund for satisfaction of claims of any nature against the Fund, as neither the trustees, officers, employees nor shareholders of its respective Trust assume any personal liability in connection with its business or for obligations entered into on its behalf.

App.C-4

Annex A

to

Remote Access Services Addendum

The service provider that currently is an Authorized Designee is Eaton Vance Management as the administrator of each Fund.

Annex A to Appendix C

Appendix D

FORM OF

FUNDS TRANSFER AGREEMENT

OPERATING GUIDELINES

1. OBLIGATION OF THE SENDER: State Street is authorized to promptly debit Client’s account(s) upon the receipt of a payment order in compliance with the selected Security Procedure chosen for funds transfer and in the amount of money that State Street has been instructed to transfer. State Street shall execute payment orders in compliance with the Security Procedure and with the Client's instructions on the execution date provided that such payment order is received by the customary deadline for processing such a request, unless the payment order specifies a later time. All payment orders and communications received after this time will be deemed to have been received on the next business day.

2. SECURITY PROCEDURE: The Client acknowledges that the Security Procedure it has designated on the Selection Form was selected by the Client from Security Procedures offered by State Street. The Client agrees that the Security Procedures are reasonable and adequate for its wire transfer transactions and agrees to be bound by any payment orders, amendments and cancellations, whether or not authorized, issued in its name and accepted by State Street after being confirmed by any of the selected Security Procedures. The Client also agrees to be bound by any other valid and authorized payment order accepted by State Street. The Client shall restrict access to confidential information relating to the Security Procedure to authorized persons as communicated in writing to State Street. The Client must notify State Street immediately if it has reason to believe unauthorized persons may have obtained access to such information or of any change in the Client’s authorized personnel. State Street shall verify the authenticity of all instructions according to the Security Procedure.

3. ACCOUNT NUMBERS: State Street shall process all payment orders on the basis of the account number contained in the payment order. In the event of a discrepancy between any name indicated on the payment order and the account number, the account number shall take precedence and govern. Financial institutions that receive payment orders initiated by State Street at the instruction of the Client may also process payment orders on the basis of account numbers, regardless of any name included in the payment order.  State Street will also rely on any financial institution identification numbers included in any payment order, regardless of any financial institution name included in the payment order.

4. REJECTION: State Street reserves the right to decline to process or delay the processing of a payment order which (a) is in excess of the collected balance in the account to be charged at the time of State Street’s receipt of such payment order; (b) if initiating such payment order would cause State Street, in State Street’s sole judgment, to exceed any volume, aggregate dollar, network, time, credit or similar limits upon wire transfers which are applicable to State Street; or (c) if State Street, in good faith, is unable to satisfy itself that the transaction has been properly authorized.

5. CANCELLATION OR AMENDMENT: State Street shall use reasonable efforts to act on all authorized requests to cancel or amend payment orders received in compliance with the Security Procedure provided that such requests are received in a timely manner affording State Street reasonable opportunity to act. However, State Street assumes no liability if the request for amendment or cancellation cannot be satisfied.

6. ERRORS: State Street shall assume no responsibility for failure to detect any erroneous payment order provided that State Street complies with the payment order instructions as received and State Street complies with the Security Procedure. The Security Procedure is established for the purpose of authenticating payment orders only and not for the detection of errors in payment orders.

7. INTEREST AND LIABILITY LIMITS: State Street shall assume no responsibility for lost interest with respect to the refundable amount of any unauthorized payment order, unless State Street is notified of the unauthorized payment order within thirty (30) days of notification by State Street of the acceptance of such payment order. In no event shall State Street be liable for special, indirect or consequential damages, even if advised of the possibility of such damages and even for failure to execute a payment order.

App.D-1

8. AUTOMATED CLEARING HOUSE (“ACH”) CREDIT ENTRIES/PROVISIONAL PAYMENTS: When a Client initiates or receives ACH credit and debit entries pursuant to these Guidelines and the rules of the National Automated Clearing House Association and the New England Clearing House Association, State Street will act as an Originating Depository Financial Institution and/or Receiving Depository Institution, as the case may be, with respect to such entries. Credits given by State Street with respect to an ACH credit entry are provisional until State Street receives final settlement for such entry from the Federal Reserve Bank. If State Street does not receive such final settlement, the Client agrees that State Street shall receive a refund of the amount credited to the Client in connection with such entry, and the party making payment to the Client via such entry shall not be deemed to have paid the amount of the entry.

9. CONFIRMATION STATEMENTS: Confirmation of State Street’s execution of payment orders shall ordinarily be provided within 24 hours. Notice may be delivered through State Street’s proprietary information systems, such as, but not limited to Horizon and GlobalQuest®, account statements, advices, or by facsimile or callback. The Client must report any objections to the execution of a payment order within 30 days.

10. LIABILITY ON FOREIGN ACCOUNTS: State Street shall not be required to repay any deposit made at a non-U.S. branch of State Street, or any deposit made with State Street and denominated in a non-U.S. dollar currency, if repayment of such deposit or the use of assets denominated in the non-U.S. dollar currency is prevented, prohibited or otherwise blocked due to: (a) an act of war, insurrection or civil strife; (b) any action by a non-U.S. government or instrumentality or authority asserting governmental, military or police power of any kind, whether such authority be recognized as a defacto or a dejure government, or by any entity, political or revolutionary movement or otherwise that usurps, supervenes or otherwise materially impairs the normal operation of civil authority; or(c) the closure of a non-U.S. branch of State Street in order to prevent, in the reasonable judgment of State Street, harm to the employees or property of State Street. The obligation to repay any such deposit shall not be transferred to and may not be enforced against any other branch of State Street.

The foregoing provisions constitute the disclosure required by Massachusetts General Laws, Chapter 167D, Section 36.

While State Street is not obligated to repay any deposit made at a non-U.S. branch or any deposit denominated in a non-U.S. currency during the period in which its repayment has been prevented, prohibited or otherwise blocked, State Street will repay such deposit when and if all circumstances preventing, prohibiting or otherwise blocking repayment cease to exist.

11. MISCELLANEOUS: State Street and the Client agree to cooperate to attempt to recover any funds erroneously paid to the wrong party or parties, regardless of any fault of State Street or the Client, but the party responsible for the erroneous payment shall bear all costs and expenses incurred in trying to effect such recovery. These Guidelines may not be amended except by a written agreement signed by the parties.

Each mutual fund or other entity listed on Schedule A attached hereto understands and agrees to the terms and conditions set forth above and I am duly authorized to sign on behalf of each mutual fund or other entity listed on Schedule A attached hereto.

EACH FUND/ENTITY LISTED ON SCHEDULE A ATTACHED HERETO

By: ________________________	__________________	__________	___________
Type or Print Name	Authorized Signature	Title	Date

App.D-2

Security Procedure(s) Selection Form

Please select one or more of the funds transfer security procedures indicated below.

SWIFT

SWIFT (Society for Worldwide Interbank Financial Telecommunication) is a cooperative society owned and operated by member financial institutions that provides telecommunication services for its membership. Participation is limited to securities brokers and dealers, clearing and depository institutions, recognized exchanges for securities, and investment management institutions. SWIFT provides a number of security features through encryption and authentication to protect against unauthorized access, loss or wrong delivery of messages, transmission errors, loss of confidentiality and fraudulent changes to messages. SWIFT is considered to be one of the most secure and efficient networks for the delivery of funds transfer instructions.  Selection of this security procedure would be most appropriate for existing SWIFT members.

Standing Instructions

Standing Instructions may be used where funds are transferred to a broker on the Client’s established list of brokers with which it engages in foreign exchange transactions. Only the date, the currency and the currency amount are variable. In order to establish this procedure, State Street will send to the Client a list of the brokers that State Street has determined are used by the Client. The Client will confirm the list in writing, and State Street will verify the written confirmation by telephone. Standing Instructions will be subject to a mutually agreed upon limit. If the payment order exceeds the established limit, the Standing Instruction will be confirmed by telephone prior to execution.

Remote Batch Transmission

Wire transfer instructions are delivered via Computer-to-Computer (CPU-CPU) data communications between the Client and State Street.  Security procedures include encryption and or the use of a test key by those individuals authorized as Automated Batch Verifiers.  Clients selecting this option should have an existing facility for completing CPU-CPU transmissions. This delivery mechanism is typically used for high-volume business.

Global Horizon Interchangesm Funds Transfer Service

Global Horizon Interchange Funds Transfer Service (FTS) is a State Street proprietary microcomputer-based wire initiation system. FTS enables Clients to electronically transmit authenticated Fedwire, CHIPS or internal book transfer instructions to State Street.  This delivery mechanism is most appropriate for Clients with a low-to-medium number of transactions (5-75 per day), allowing Clients to enter, batch, and review wire transfer instructions on their PC prior to release to State Street.

Telephone Confirmation (Callback)

Telephone confirmation will be used to verify all non-repetitive funds transfer instructions received via untested facsimile or phone. This procedure requires Clients to designate individuals as authorized initiators and authorized verifiers. State Street will verify that the instruction contains the signature of an authorized person and prior to execution, will contact someone other than the originator at the Client’s location to authenticate the instruction.  Selection of this alternative is appropriate for Clients who do not have the capability to use other security procedures.

Repetitive Wires

For situations where funds are transferred periodically (minimum of one instruction per calendar quarter) from an existing authorized account to the same payee (destination bank and account number) and only the date and currency amount are variable, a repetitive wire may be implemented. Repetitive wires will be subject to a mutually agreed upon limit. If the payment order exceeds the established limit, the instruction will be confirmed by telephone prior to execution. Telephone confirmation is used to establish this process. Repetitive wire instructions must be reconfirmed annually.  This alternative is recommended whenever funds are frequently transferred between the same two accounts.

Transfers Initiated by Facsimile

The Client faxes wire transfer instructions directly to State Street Mutual Fund Services. Standard security procedure requires the use of a random number test key for all transfers. Every six months the Client receives test key logs from State Street. The test key contains alphanumeric characters, which the Client puts on each document faxed to State Street. This procedure ensures all wire instructions received via fax are authorized by the Client.  We provide this option for Clients who wish to batch wire instructions and transmit these as a group to State Street Mutual Fund Services once or several times a day.

App.D-3

Instruct

Instruct is a State Street web-based application designed to provide internet-enabled remote access that allows for the capturing, verification and processing of various instruction types, including securities, cash and foreign exchange transactions. Instruct is designed using industry standard formats to facilitate straight-through processing.  Instruct provides a number of security features through user entitlements, industry standard encryption protocols, digital security certificates and multiple tiers of user authentication requirements.

Secure Transport

Secure Transport is a file transfer application based upon the Secure File Transfer Protocol standard that is designed to enable State Street clients/ investment managers to send file based transfer and transaction instructions over the internet. Secure Transport features multi-factor authenticators such as SecurID and digital certificates, and incorporates industry-standard encryption protocols.

Automated Clearing House (ACH)

State Street receives an automated transmission or a magnetic tape from a Client for the initiation of payment (credit) or collection (debit) transactions through the ACH network. The transactions contained on each transmission or tape must be authenticated by the Client.  Clients using ACH must select one or more of the following delivery options:

Global Horizon Interchange Automated Clearing House Service

Transactions are created on a microcomputer, assembled into batches and delivered to State Street via fully authenticated electronic transmissions in standard NACHA formats.

Transmission from Client PC to State Street Mainframe with Telephone Callback

Transmission from Client Mainframe to State Street Mainframe with Telephone Callback

Transmission from DST Systems to State Street Mainframe with Encryption

Magnetic Tape Delivered to State Street with Telephone Callback

State Street is hereby instructed to accept funds transfer instructions only via the delivery methods and security procedures indicated. The selected delivery methods and security procedure(s) will be effective for payment orders initiated by our organization.

I am duly authorized to sign this document on behalf of each mutual fund or other entity listed on Schedule A attached hereto.

EACH FUND/ENTITY LISTED ON SCHEDULE A ATTACHED HERETO

By: __________________	___________________	__________	_____________
Type or Print Name	Authorized Signature	Title	Date

Key Contact Information

Whom shall we contact to implement your selection(s)?

CLIENT OPERATIONS CONTACT

ALTERNATE CONTACT

Name

Name

Address

Address

City/State/Zip Code

City/State/Zip Code

Telephone Number

Telephone Number

Facsimile Number

Facsimile Number

SWIFT Number

Telex Number

App.D-4

INSTRUCTION(S)

TELEPHONE CONFIRMATION

Fund: ________________________________

Investment Adviser: ____________________________

Authorized Initiators

Please Type or Print

Please provide a listing of Fund officers or other individuals who are currently authorized to INITIATE wire transfer instructions to State Street:

NAME

TITLE (indicate if title is with Fund

SPECIMEN SIGNATURE

or Investment Adviser)

Authorized Verifiers

Please Type or Print

Please provide a listing of Fund officers or other individuals who will be CALLED BACK to verify the initiation of repetitive wires of $10 million or more and all non-repetitive wire instructions:

NAME

CALLBACK PHONE NUMBER

DOLLAR LIMITATION (IF ANY)

I am duly authorized to sign this document on behalf of each mutual fund or other entity listed on Schedule A attached hereto.

EACH FUND/ENTITY LISTED ON SCHEDULE A ATTACHED HERETO

By: ___________________________	____________________	________	___________
Type or Print Name	Authorized Signature	Title	Date

App.D-5

Schedule A

Fund/Entity Name(s):

Signature by Duly-authorized Fund Officer: ___________________

Date: ____________________________

App.D-6